                                                                   EXHIBIT 10.40


                          AGREEMENT AND PLAN OF MERGER


                                     among:



                               MEDIBUY.COM, INC.,
                             a Delaware corporation;



                           SAPPHIRE ACQUISITION CORP.
                             a Delaware corporation;



                          PREMIER HEALTH EXCHANGE LLC,
                      a Delaware limited liability company;



                        PREMIER PURCHASING PARTNERS, L.P.
                        a California limited partnership;

                                       and

                    (for the limited purpose of Section 4.19)
                                  PREMIER, INC.
                             a Delaware corporation.

                           ---------------------------

                            Dated as of March 6, 2000

                           ---------------------------



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                                TABLE OF CONTENTS
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SECTION 1.     THE MERGER....................................................................1

        1.1    Merger of Merger Sub into the Company.........................................1

        1.2    Effect of the Merger..........................................................1

        1.3    Closing; Effective Time.......................................................1

        1.4    Certificate of Formation; Directors and Officers of Parent....................2

        1.5    Conversion of Shares..........................................................2

        1.6    Company Options and Company Warrants..........................................3

        1.7    Closing of the Company's Transfer Books.......................................4

        1.8    Exchange of Company Membership Certificates...................................4

        1.9    Sales Taxes...................................................................5

        1.10   Further Action................................................................5

SECTION 2.     REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE MAJOR MEMBER............6

        2.1    Due Organization..............................................................6

        2.2    Charter Documents; Records....................................................6

        2.3    Capitalization, Etc...........................................................7

        2.4    Financial Statements; Other Information.......................................7

        2.5    Absence of Changes............................................................8

        2.6    Title to Assets..............................................................10

        2.7    Equipment; Leasehold.........................................................10

        2.8    Company Proprietary Assets...................................................10

        2.9    Contracts....................................................................12

        2.10   Liabilities..................................................................14

        2.11   Compliance with Legal Requirements...........................................14

        2.12   Governmental Authorizations..................................................14

        2.13   Tax Matters..................................................................14

        2.14   Employee and Labor Matters; Benefit Plans....................................15

        2.15   Environmental Matters........................................................16

        2.16   Legal Proceedings; Orders....................................................17

        2.17   Authority; Binding Nature of Agreement.......................................17
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        2.18   Non-Contravention; Consents..................................................17

        2.19   Full Disclosure..............................................................18

SECTION 3.     REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB......................18

        3.1    Due Organization.............................................................18

        3.2    Certificate of Incorporation and Bylaws; Records.............................19

        3.3    Capitalization, Etc..........................................................19

        3.4    Financial Statements; Form S-1 Registration Statement........................20

        3.5    Absence of Changes...........................................................21

        3.6    Title to Assets..............................................................23

        3.7    Equipment; Leasehold.........................................................23

        3.8    Parent Proprietary Assets....................................................23

        3.9    Contracts....................................................................24

        3.10   Liabilities..................................................................25

        3.11   Compliance with Legal Requirements...........................................25

        3.12   Governmental Authorizations..................................................25

        3.13   Tax Matters..................................................................26

        3.14   Employee and Labor Matters; Benefit Plans....................................26

        3.15   Environmental Matters........................................................27

        3.16   Legal Proceedings; Orders....................................................28

        3.17   Authority; Binding Nature of Agreement.......................................28

        3.18   Non-Contravention; Consents..................................................28

        3.19   Full Disclosure..............................................................29

SECTION 4.     CERTAIN COVENANTS OF THE PARTIES.............................................29

        4.1    Access and Investigation.....................................................29

        4.2    Operation of the Company's Business..........................................30

        4.3    Operation of Parent's Business...............................................31

        4.4    Notification; Updates to Disclosure Schedules................................33

        4.5    Company No-Shop..............................................................34

        4.6    Parent No-Shop...............................................................35
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        4.7    Registration Statement; Prospectus/Consent Solicitation......................35

        4.8    Company Member Approval......................................................36

        4.9    Filings and Consents; Regulatory Approvals...................................36

        4.10   Public Announcements.........................................................37

        4.11   Best Efforts.................................................................37

        4.12   Ancillary Merger Documents...................................................37

        4.13   Termination of Employee Plans; Other Employee Matters........................38

        4.14   FIRPTA Matters...............................................................38

        4.15   Indemnification of Company Officers and Directors............................38

        4.16   Board Observation Rights.....................................................39

        4.17   Parent Board Composition.....................................................39

        4.18   Assignment of Outsourcing Agreement..........................................39

        4.19   Covenant Not to Promote......................................................39

        4.20   Legal Opinion of Paul, Hastings, Janofsky & Walker LLP.......................40

        4.21   Legal Opinion of Cooley Godward LLP..........................................40

        4.22   Consulting Services..........................................................40

SECTION 5.     CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB.................41

        5.1    No Restraints................................................................41

        5.2    Listing......................................................................41

        5.3    Effectiveness of Registration Statement......................................41

        5.4    HSR Act......................................................................41

        5.5    Company Status at Closing....................................................41

        5.6    Audited Financial Statements.................................................42

        5.7    e-Commerce Outsourcing Agreement.............................................42

        5.8    Company Capitalization.......................................................42

        5.9    Amendment to Parent Certificate of Incorporation.............................42

SECTION 6.     CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY...........................42

        6.1    No Restraints................................................................42

        6.2    Listing......................................................................42
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        6.3    Effectiveness of Registration Statement......................................42

        6.4    HSR Act......................................................................43

        6.5    Amendment to Investor Rights Agreement.......................................43

        6.6    Capitalization of Parent.....................................................43

        6.7    Parent Substituted Option....................................................43

        6.8    Amendment to Parent Certificate of Incorporation.............................43

SECTION 7.     TERMINATION..................................................................43

        7.1    Termination Events...........................................................43

        7.2    Termination Procedures.......................................................44

        7.3    Effect of Termination........................................................44

SECTION 8.     INDEMNIFICATION, ETC.........................................................44

        8.1    Survival of Representations, Etc.............................................44

        8.2    Indemnification by the Major Member..........................................45

        8.3    Indemnification by Parent....................................................46

        8.4    No Contribution..............................................................46

        8.5    Threshold....................................................................46

        8.6    Defense of Third Party Claims Brought Against Parent, etc....................47

        8.7    Defense of Third Party Claims Brought Against the Major Member, etc..........48

        8.8    Exercise of Remedies by Indemnitees Other Than Parent or Major Member........49

SECTION 9.     MISCELLANEOUS PROVISIONS.....................................................49

        9.1    Further Assurances...........................................................49

        9.2    Fees and Expenses............................................................49

        9.3    Attorneys' Fees..............................................................49

        9.4    Notices......................................................................50

        9.5    Confidentiality..............................................................51

        9.6    Time of the Essence..........................................................51

        9.7    Headings.....................................................................51

        9.8    Counterparts.................................................................51

        9.9    Governing Law................................................................51
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        9.10   Successors and Assigns.......................................................51

        9.11   Remedies Cumulative; Specific Performance....................................52

        9.12   Waiver.......................................................................52

        9.13   Amendments...................................................................52

        9.14   Severability.................................................................52

        9.15   Parties in Interest..........................................................52

        9.16   Entire Agreement.............................................................52

        9.17   Construction.................................................................53

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Exhibit A    Definitions

Exhibit B    Managing Members of the Surviving Entity; Directors and Officers
             of Parent

Exhibit C    Form of Parent Substituted Option

Exhibit D    Form of Lock-Up and Registration Rights Agreement

Exhibit E    Form of Indemnification Agreement

Exhibit F    Form of Paul, Hastings, Janofsky & Walker LLP Legal Opinion

Exhibit G    [Reserved]

Exhibit H    Form of Cooley Godward LLP Legal Opinion

Exhibit I    Parent Capitalization at Closing

Exhibit J    Company Capitalization at Closing

                                       v.

                          AGREEMENT AND PLAN OF MERGER


        THIS AGREEMENT AND PLAN OF MERGER ("Agreement") is made and entered into as of March 6, 2000, by and among: MEDIBUY.COM, INC., a Delaware corporation ("Parent"); SAPPHIRE ACQUISITION CORP., a Delaware corporation and a wholly owned subsidiary of Parent ("Merger Sub"); PREMIER HEALTH EXCHANGE LLC, a Delaware limited liability company (the "Company"); PREMIER PURCHASING PARTNERS, L.P., a California limited partnership (the "Major Member"); and, for the limited purpose of Section 4.19, PREMIER, INC., a Delaware corporation ("Premier"). Certain capitalized terms used in this Agreement have the meanings set forth in EXHIBIT A.

                                    RECITALS

        A. Parent, Merger Sub and the Company intend to effect a merger (the "Merger") of Merger Sub into the Company in accordance with this Agreement and the Delaware General Corporation Law (the "DGCL"). Upon consummation of the Merger, Merger Sub will cease to exist, and the Company will be a wholly owned subsidiary of Parent.

        B. This Agreement has been approved by the respective boards of directors of Parent and Merger Sub, the stockholder of Merger Sub and the members of the management committee of the Company.

                                    AGREEMENT

        The parties to this Agreement agree as follows:

SECTION 1. THE MERGER

        1.1 MERGER OF MERGER SUB INTO THE COMPANY. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time (as defined in Section 1.3), Merger Sub shall be merged with and into the Company, and the separate existence of Merger Sub shall cease. Following the Effective Time, the Company will continue as the surviving entity in the Merger (the "Surviving Entity") and shall succeed to and assume all the rights and obligations of Merger Sub in accordance with the DGCL.

        1.2 EFFECT OF THE MERGER. The Merger shall have the effects set forth in this Agreement and in the applicable provisions of the DGCL.

        1.3 CLOSING; EFFECTIVE TIME. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Cooley Godward LLP, 4365 Executive Drive, Suite 1100, San Diego, California 92121-2128 at 10:00 a.m. on a date to be specified by the parties (the "Closing Date") which shall be after the satisfaction or waiver of all of the conditions set forth in Sections 5 and 6, but in any event, concurrently with the closing of Parent's IPO (as defined in Section 3.4(c)). Contemporaneously with the Closing, the parties shall file with the Secretary of State of the State of Delaware a certificate of merger (the "Certificate of Merger") conforming to, and executed in accordance with, the DGCL. The Merger shall become effective at the time the Certificate of Merger is duly filed with the



                                       1.

Secretary of State of the State of Delaware, which time shall be concurrent with the Closing (or at such subsequent date or time as the parties shall mutually agree and specify in the Certificate of Merger). The time the Merger becomes effective is hereinafter referred to as the "Effective Time."

        1.4 CERTIFICATE OF FORMATION; DIRECTORS AND OFFICERS OF PARENT. Unless otherwise determined by Parent and the Company prior to the Effective Time:

            (a) the Certificate of Formation of the Surviving Entity shall be the Certificate of Formation of the Company as in effect immediately prior to the Effective Time;

            (b) the Operating Agreement of the Surviving Entity shall be the Operating Agreement of the Company as in effect immediately prior to the Effective Time; and

            (c) the directors of Parent, the members of Parent's Board of Directors' audit and compensation committees and the members of the management committee of the Surviving Entity immediately after the Effective Time shall be the individuals identified on EXHIBIT B.

        1.5 CONVERSION OF SHARES.

            (a) Subject to Sections 1.8(c), at the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Merger Sub, the Company or any member of the Company:

                (i) each Company Common Membership Unit outstanding immediately prior to the Effective Time shall be converted into the right to receive that fraction of a share of Parent Common Stock equal to the Exchange Ratio (as defined in Section 1.5(b)); and

                (ii) each share of the common stock, $.001 par value per share, of Merger Sub outstanding immediately prior to the Effective Time shall be converted into one Company Common Membership Unit of the Surviving Entity.

            (b) As used in this Agreement, the term "Exchange Ratio" shall mean 0.299065421736.

            (c) If, between the date of this Agreement and the Effective Time, the outstanding shares of Parent Common Stock or Company Common Membership Units are changed into a different number or class of shares or membership units by reason of any stock or other split, stock or other dividend, reverse stock or other split, reclassification, recapitalization or similar transaction, then the Exchange Ratio shall be appropriately adjusted.

            (d) If any Company Common Membership Units outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable purchase agreement or other agreement with the Company or under which the Company has any rights, then the shares of Parent Common Stock issued in exchange for such Company Common Membership Units will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing



                                       2.

such shares of Parent Common Stock may accordingly be marked with appropriate legends. The Company shall take all action that may be necessary to ensure that, from and after the Effective Time, Parent is entitled to exercise any such repurchase option or other right set forth in any such purchase agreement or other agreement.

        1.6 COMPANY OPTIONS AND COMPANY WARRANTS.

            (a) At the Effective Time, each option to purchase Company Common Membership Units (a "Company Option") outstanding immediately prior to the Effective Time, shall be substituted by Parent with an option to purchase Parent Common Stock granted under Parent's 1999 Omnibus Equity Plan (the "Parent Plan") substantially in the form attached as EXHIBIT C hereto (a "Parent Substituted Option"). From and after the Effective Time, (a) each Parent Substituted Option may be exercised solely for shares of Parent Common Stock, (b) the number of shares of Parent Common Stock subject to each Parent Substituted Option shall be equal to the number of Company Common Membership Units that were subject to the substituted Company Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of Parent Common Stock, (c) the per share exercise price for the Parent Common Stock issuable upon exercise of each Parent Substituted Option shall be determined by dividing the exercise price per Company Common Membership Unit subject to the substituted Company Option, as in effect immediately prior to the Effective Time, by the Exchange Ratio, and rounding the resulting exercise price up to the nearest whole cent, and (d) the Parent Substituted Option shall contain all, but only, the restrictions on exercise that were contained in the substituted Company Option; provided, however, that each such Parent Substituted Option shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, reverse stock split, stock dividend, recapitalization, reclassification or other similar transaction effected by Parent after the Effective Time. The Company and Parent shall take all action that may be necessary (under the option agreements and otherwise) to effectuate the provisions of this Section 1.6. Following the Closing, Parent will send to each holder of a substituted Company Option a stock option grant notice and Stock Option Agreement containing the terms of the Parent Substituted Option for execution by such holder. Parent shall take all actions necessary to ensure that it has reserved sufficient shares of Parent Common Stock available for issuance upon the exercise of Company Options and Company Warrants.

            (b) At the Effective Time, each then outstanding warrant to purchase Company Common Membership Units (a "Company Warrant") whether vested or unvested, shall be assumed by Parent in accordance with the terms (as in effect as of the date of this Agreement) of the warrant agreement by which such Company Warrant is evidenced. All rights with respect to Company Common Membership Units under outstanding Company Warrants shall thereupon be converted into rights with respect to Parent Common Stock. Accordingly, from and after the Effective Time,
(a) each Company Warrant assumed by Parent may be exercised solely for shares of Parent Common Stock, (b) subject to any adjustments contemplated by this Section 1.6, the number of shares of Parent Common Stock subject to each such assumed Company Warrant shall be equal to the number of shares of Company Common Membership Units that were subject to such Company Warrant immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded to the nearest whole number of shares of Parent Common Stock, (c) the per share exercise price for the Parent Common Stock issuable



                                       3.

upon exercise of each such assumed Company Warrant shall be determined by dividing the exercise price per Company Common Membership Unit subject to such Company Warrant, as in effect immediately prior to the Effective Time, by the Exchange Ratio, and rounding the resulting exercise price to the nearest whole cent, and (d) all restrictions on the exercise of each such assumed Company Warrant shall continue in full force and effect, and the term, exercisability, vesting schedule and other provisions of such Company Warrant shall otherwise remain unchanged; provided, however, that each such assumed Company Warrant shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, reverse stock split, stock dividend, recapitalization or other similar transaction effected by Parent after the Effective Time.

        1.7 CLOSING OF THE COMPANY'S TRANSFER BOOKS. At the Effective Time, all Company Common Membership Units outstanding immediately prior to the Effective Time shall automatically be canceled and shall cease to exist, and all holders of certificates representing Company Common Membership Units that were outstanding immediately prior to the Effective Time shall cease to have any rights as members of the Company, and the Company Common Membership Units transfer books of the Company shall be closed with respect to all Company Common Membership Units outstanding immediately prior to the Effective Time. No further transfer of any such Company Common Membership Units shall be made on such transfer books after the Effective Time. If, after the Effective Time, a valid certificate previously representing any Company Common Membership Units (a "Company Membership Certificate") is presented to the Surviving Entity or Parent, such Company Membership Certificate shall be canceled and shall be exchanged as provided in Section 1.8.

        1.8 EXCHANGE OF COMPANY MEMBERSHIP CERTIFICATES.

            (a) At or as soon as practicable after the Effective Time, Parent will cause to be sent to the holders of Company Membership Certificates (i) a letter of transmittal in customary form and containing such provisions as Parent may reasonably specify, and (ii) instructions for use in effecting the surrender of Company Membership Certificates in exchange for certificates representing Parent Common Stock. Upon surrender of a Company Membership Certificate to Parent or to Parent's exchange agent (as specified in the letter of transmittal) for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by Parent, the holder of such Company Membership Certificate shall be entitled to receive in exchange therefor a certificate representing the number of whole shares of Parent Common Stock that such holder has the right to receive pursuant to Section 1.5 (and cash in lieu of any fractional share of Parent Common Stock in accordance with Section 1.8(c)), and the Company Membership Certificate so surrendered shall be canceled. Until surrendered as contemplated by this Section 1.8, each Company Membership Certificate shall be deemed, from and after the Effective Time, to represent only the right to receive upon such surrender a certificate representing shares of Parent Common Stock (and cash in lieu of any fractional share of Parent Common Stock in accordance with Section 1.8(c)) as contemplated by this Section 1.8. If any Company Membership Certificate shall have been lost, stolen or destroyed, Parent may, in its discretion and as a condition precedent to the issuance of any certificate representing Parent Common Stock, require the owner of such lost, stolen or destroyed Company Membership Certificate to provide an appropriate affidavit and to deliver an appropriate indemnity agreement (reasonably satisfactory to Parent) against any claim that may



                                       4.

be made against Parent or the Surviving Entity with respect to such Company Membership Certificate.

            (b) No dividends or other distributions declared or made with respect to Parent Common Stock with a record date after the Effective Time shall be paid to the holder of any unsurrendered Company Membership Certificate with respect to the shares of Parent Common Stock represented thereby, and no cash payment in lieu of any fractional share shall be paid to any such holder, until such holder surrenders such Company Membership Certificate in accordance with this Section 1.8 (at which time such holder shall be entitled to receive all such dividends and distributions and such cash payment).

            (c) No fractional shares of Parent Common Stock shall be issued in connection with the Merger, and no certificates for any such fractional shares shall be issued. In lieu of such fractional shares, a holder of Company Common Membership Units who would otherwise be entitled to receive a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock issuable to such holder) shall, upon surrender of such holder's Company Membership Certificate(s), be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by the fair market value per share of the Parent Common Stock as of the Effective Time, as determined in good faith by Parent's board of directors.

            (d) Neither Parent nor the Surviving Entity shall be liable to any holder or former holder of Company Common Membership Units or other securities of or ownership interests in the Company for any shares of Parent Common Stock (or dividends or distributions with respect thereto), or for any cash amounts, delivered to any public official pursuant to any applicable abandoned property, escheat or similar law.

        1.9 SALES TAXES. Parent and the Major Member shall each bear and pay for fifty percent (50%) of any sales taxes, use taxes, transfer taxes, documentary charges, recording fees or similar taxes, charges, fees or expenses that may become payable in connection with the Merger or in connection with any of the other transaction contemplated thereby.

        1.10 FURTHER ACTION. If, at any time after the Effective Time, any further action is determined by Parent to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Entity or Parent with full right, title and possession of and to all rights and property of Merger Sub and the Company, the officers and directors of the Surviving Entity and Parent shall be fully authorized (in the name of Merger Sub, in the name of the Company and otherwise) to take such action.



                                       5.

SECTION 2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY AND THE MAJOR MEMBER

            The Company and the Major Member, jointly and severally, represent and warrant, to and for the benefit of the Parent Indemnitees, as follows:

        2.1 DUE ORGANIZATION.

            (a) The Company is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware, the Major Member is a limited partnership organized and existing under the laws of the State of California, and the Company has all necessary limited liability company power and authority and the Major Member has all necessary limited partnership power and authority, in each case: (i) to conduct their respective businesses in the manner in which their businesses are currently being conducted, (ii) to own and use their assets in the manner in which their assets are currently owned and used, and (iii) to perform their obligations under all Company Material Contracts (as defined in Section 2.9).

            (b) The Company is not and has not been required to be qualified, authorized, registered or licensed to do business as a foreign corporation in any jurisdiction other than the jurisdictions identified in Part 2.1(b) of the Company Disclosure Schedule, except where the failure to be so qualified, authorized, registered or licensed has not had and will not have a Company Material Adverse Effect. The Company is in good standing as a foreign corporation in each of the jurisdictions identified in Part 2.1(b) of the Company Disclosure Schedule, except where the failure to be in good standing would not have a Company Material Adverse Effect.

            (c) The Company has not agreed and is not obligated to make any investment in or capital contribution to any Entity.

        2.2 CHARTER DOCUMENTS; RECORDS. The Company has delivered to Parent accurate and complete copies of: (1) the Company's charter documents (including its Certificate of Formation and Operating Agreement), including all amendments thereto; (2) the records of the Company reflecting the ownership of the Company Common Membership Units and the holders of the Company Options and the Company Warrants; and (3) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the members of the Company, the management committee of the Company and all committees of the management committee of the Company since the Company's inception. There have been no formal meetings or other proceedings of the members of the Company, the management committee of the Company or any committee of the management committee of the Company that are not reflected in such minutes or other records. There has not been any violation of any of the provisions of the Company's charter documents (including its operating agreement), and the Company has not taken any action that is inconsistent in any material respect with any resolution adopted by the Company's members, the Company's management committee or any committee of the Company's management committee. The books of account, membership unit records, minute books and other records of the Company are accurate, up-to-date and complete in all material respects, and have been maintained in accordance with prudent business practices.



                                       6.

        2.3 CAPITALIZATION, ETC.

            (a) The authorized capital of the Company consists of 100,000,000 units of Company Common Membership Units, of which 63,375,000 Company Common Membership Units have been issued and are outstanding as of the date of this Agreement. Part 2.3(a) of the Company Disclosure Schedule sets forth the name of each member of the Company and the number of Company Common Membership Units held by such member as of the date of this Agreement. All of the outstanding Company Common Membership Units have been duly authorized and validly issued, and are fully paid and nonassessable.

            (b) Part 2.3(b) of the Company Disclosure Schedule accurately sets forth, with respect to each Company Option and Company Warrant that is outstanding as of the date of this Agreement: (i) the name of the holder of such Company Option or Company Warrant; (ii) the total number of Company Common Membership Units that are subject to such Company Option or Company Warrant and the number of Company Common Membership Units with respect to which such Company Option or Company Warrant is immediately exercisable; (iii) the date on which such Company Option or Company Warrant was granted and the term of such Company Option or Warrant Company; (iv) the vesting schedule for such Company Option or Company Warrant; and (v) the exercise price per Company Common Membership Unit purchasable under such Company Option or Company Warrant. Except as set forth in
Part 2.3(b) of the Company Disclosure Schedule, there is no: (i) outstanding subscription, option, call, warrant or other right (whether or not currently exercisable) to acquire any membership interest (including any interest in the profits or losses of the Company) or other ownership interest or other securities of the Company; (ii) outstanding membership interest, security, instrument, obligation that is or may become convertible into or exchangeable for any interest in the profits or losses of the Company or other interest in the Company; (iii) Contract under which the Company is or may become obligated to sell or otherwise issue any membership or other ownership or any other securities; or (iv) to the knowledge of the Company or the Major Member, condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any membership interest (including any interest in the profits or losses of the Company) or other securities of the Company. As of immediately prior to the Closing, the outstanding Company Common Membership Units, Company Options and Company Warrants shall be as set forth on EXHIBIT J.

            (c) All outstanding Company Common Membership Units, Company Options and Company Warrants have been issued and granted in compliance with (i) all applicable securities laws and other applicable Legal Requirements, and (ii) all requirements set forth in applicable Contracts.

        2.4 FINANCIAL STATEMENTS; OTHER INFORMATION.

            (a) The Company has delivered to Parent the unaudited balance sheet of the Company as of February 29, 2000 (the "Company Unaudited Balance Sheet") and the related unaudited income statement and statement of cash flows of the Company for the two (2) months then ended. (collectively, the "Company Financial Statements"). The Company Financial Statements are accurate in all material respects and present fairly the financial position of the Company as of the respective dates thereof and the results of operations and cash flows of the



                                       7.

Company for the periods covered thereby. The Company Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except that the financial statements are subject to normal and recurring year-end audit adjustments, which will not, individually or in the aggregate, be material in magnitude).

            (b) None of the information provided or to be provided to Parent by or on behalf of the Company to be included in Parent's Form S-4 Registration Statement (as defined in Section 4.7) shall contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        2.5 ABSENCE OF CHANGES. Except as set forth in Part 2.5 of the Company Disclosure Schedule, since February 29, 2000:

            (a) there has not been any material adverse change in the Company's business, condition, assets, liabilities, operations, financial performance or prospects, and, to the knowledge of the Company or the Major Member, no event has occurred that will, or could reasonably be expected to, have a Company Material Adverse Effect;

            (b) there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of the Company's material assets (whether or not covered by insurance);

            (c) the Company has not declared, accrued, set aside or paid any dividend or made any other distribution in respect of any Company Common Membership Units, and has not repurchased, redeemed or otherwise reacquired any Company Common Membership Units or other securities of the Company;

            (d) the Company has not sold, issued or authorized the issuance of
(i) any Company Common Membership Units or other security of or ownership interest in the Company, (ii) any option or right to acquire any Company Common Membership Units or other security of or ownership interest in the Company, or
(iii) any instrument convertible into or exchangeable for any Company Common Membership Units or other security of or ownership interest in the Company;

            (e) the Company has not amended or waived any of its rights under, or permitted the acceleration of vesting under any provision of any agreement evidencing any outstanding Company Option;

            (f) there has been no amendment to the Company's certificate of incorporation or bylaws, and the Company has not effected or been a party to any Company Acquisition Transaction, recapitalization, reclassification of Company Common Membership Units or other ownership interests in the Company, split or reverse split of the Company Common Membership Units or any other ownership interest in the Company or similar transaction;



                                       8.

            (g) the Company has not formed any subsidiary or acquired any equity interest or other interest in any other Entity;

            (h) the Company has not made any capital expenditure which, when added to all other capital expenditures made on behalf of the Company, exceeds Twenty-Five Thousand Dollars ($25,000.00);

            (i) the Company has not (i) entered into or permitted any of the assets owned or used by it to become bound by any Contract that is or would constitute a Company Material Contract, or (ii) amended or prematurely terminated, or waived any material right or remedy under, any such Company Material Contract;

            (j) the Company has not (i) acquired, leased or licensed any right or other asset from any other Person, or (ii) sold or otherwise disposed of, or leased or licensed, any right or other asset to any other Person, except, in each case, for immaterial rights or immaterial assets acquired, leased, licensed, sold or otherwise disposed of in the ordinary course of business and consistent with the Company's past practices;

            (k) the Company has not made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except for pledges of immaterial assets made in the ordinary course of business and consistent with the Company's past practices;

            (l) the Company has not (i) lent money to any Person (other than pursuant to routine travel advances made to employees in the ordinary course of business), or (ii) incurred or guaranteed any indebtedness for borrowed money;

            (m) the Company has not (i) established or adopted any employee benefit plan, (ii) paid any bonus or made any profit-sharing or similar payment to, or increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees other than in accordance with the Company's past practices, or
(iii) hired any new employee;

            (n) the Company has not changed any of its methods of accounting or accounting practices in any material respect;

            (o) the Company has not made any material Tax election;

            (p) the Company has not commenced or settled any material Legal Proceeding;

            (q) the Company has not entered into any material transaction or taken any other material action outside the ordinary course of business or inconsistent with its past practices; and

            (r) the Company has not agreed or committed to take any of the actions referred to in clauses "(c)" through "(q)" above.



                                       9.

        2.6 TITLE TO ASSETS.

            (a) The Company owns, and has good and valid title to, all assets purported to be owned by it (other than Company Proprietary Assets, as to which representations and warranties are set forth in Section 2.8), including: (i) all assets reflected on the Company Unaudited Balance Sheet (other than assets disposed of in the ordinary course of business consistent with past practice);
(ii) all of the Company's rights under the Contracts identified in Part 2.9 of the Company Disclosure Schedule; and (iii) all other assets reflected in the Company's books and records as being owned by the Company. Except as set forth in Part 2.6 of the Company Disclosure Schedule, all of said assets are owned by the Company free and clear of any liens or other Encumbrances, except for (x) any lien for current taxes not yet due and payable, and (y) minor liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of the Company.

            (b) Part 2.6 of the Company Disclosure Schedule identifies all assets that are material to the business of the Company (other than Company Proprietary Assets) and that are being leased or licensed to the Company.

        2.7 EQUIPMENT; LEASEHOLD.

            (a) All material items of equipment and other tangible assets owned by or leased to the Company are adequate for the uses to which they are being put, are in good condition and repair (ordinary wear and tear excepted) and are adequate for the conduct of the Company's business in the manner in which such business is currently being conducted.

            (b) The Company does not own any real property or any interest in real property, except for the leasehold created under the real property lease identified in Part 2.9 of the Company Disclosure Schedule.

        2.8 COMPANY PROPRIETARY ASSETS.

            (a) Part 2.8(a)(i) of the Company Disclosure Schedule sets forth, with respect to each Company Proprietary Asset registered with any Governmental Body or for which an application has been filed with any Governmental Body, (i) a statement identifying such Proprietary Asset, and (ii) the names of the jurisdictions covered by the applicable registration or application. Part 2.8(a)(ii) of the Company Disclosure Schedule provides a statement identifying all other Company Proprietary Assets (including the Company's Webcat system).
Part 2.8(a)(iii) of the Company Disclosure Schedule identifies each Proprietary Asset licensed to the Company by any Person (except for any Proprietary Asset that is licensed to the Company under any third party software license generally available to the public at a cost of less than Ten Thousand Dollars ($10,000.00)), and identifies the license agreement under which such Proprietary Asset is being licensed to the Company. Except as set forth in Part 2.8(a)(iv) of the Company Disclosure Schedule, the Company has good and valid title to all of the Company Proprietary Assets identified in Parts 2.8(a)(i) and 2.8(a)(ii) of the Company Disclosure Schedule, free and clear of all liens and other Encumbrances, and has a valid right to use all Proprietary Assets identified in
Part 2.8(a)(iii) of the Company Disclosure Schedule. Except as set forth in Part 2.8(a)(v) of the Company Disclosure Schedule, the Company is not obligated to make any payment to any Person for the use of any Company Proprietary Asset. Except as


                                      10.

set forth in Part 2.8(a)(vi) of the Company Disclosure Schedule, the Company has not developed jointly with any other Person any Company Proprietary Asset with respect to which such other Person has any rights.

            (b) The Company has taken reasonable measures and precautions necessary to protect and maintain the confidentiality and secrecy of all Company Proprietary Assets (except Company Proprietary Assets whose value would be unimpaired by public disclosure) and otherwise to maintain and protect the value of all Company Proprietary Assets. Except as set forth in Part 2.8(b) of the Company Disclosure Schedule, the Company has not (other than pursuant to license agreements identified in Part 2.9 of the Company Disclosure Schedule) delivered to any Person, or permitted the disclosure or delivery to any Person of, the source code, or any portion or aspect of the source code, of any Company Proprietary Asset. The Company has not delivered to any Person any object code of any Company Proprietary Asset unless such Person entered into a license or other similar agreement with the Company which restricts the use of such object code and retains all ownership rights of such object code in the Company.

            (c) To the knowledge of the Company or the Major Member, none of the Company Proprietary Assets infringes or conflicts with any Proprietary Asset owned or used by any other Person. To the knowledge of the Company or the Major Member, the Company is not infringing, misappropriating or making any unlawful use of, and the Company has not at any time infringed, misappropriated or made any unlawful use of, or received any notice or other communication (in writing or orally) of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of, any Proprietary Asset owned or used by any other Person. To the knowledge of the Company or the Major Member, no other Person is infringing, misappropriating or making any unlawful use of, and no Proprietary Asset owned or used by any other Person infringes with, any Company Proprietary Asset.

            (d) Except as set forth in Part 2.8(d) of the Company Disclosure
Schedule: (i) each Company Proprietary Asset conforms in all material respects with any written specification, documentation, performance standard, representation or statement made or provided with respect thereto by the Company, and (ii) there has not been any claim by any customer or other Person alleging that any Company Proprietary Asset (including each version thereof that has ever been licensed or otherwise made available by the Company to any Person) does not conform in all material respects with any written specification, documentation, performance standard, representation or statement made or provided by the Company, and, to the knowledge of the Company or the Major Member, there is no valid basis for any such claim.

            (e) The Company Proprietary Assets constitute all the Proprietary Assets necessary to enable the Company to conduct its business in the manner in which such business has been and is being conducted. Except as set forth in Part 2.8(e) of the Company Disclosure Schedule, (i) the Company has not licensed any of the Company Proprietary Assets to any Person, and (ii) the Company has not entered into any covenant not to compete or Contract limiting its ability to exploit fully any of its Proprietary Assets or to transact business in any market or geographical area or with any Person.




                                      11.

            (f) Except as set forth in Part 2.8(f) of the Company Disclosure Schedule, (i) all current and former employees of the Company have executed and delivered to the Company an agreement (containing no exceptions to or exclusions from the scope of its coverage) that is substantially identical to the form of Proprietary and Confidential Information Agreement previously delivered to Parent, and (ii) all current and former consultants and independent contractors to the Company have executed and delivered to the Company an agreement (containing no exceptions to or exclusions from the scope of its coverage) that is substantially identical to the form of Consultant Confidential Information and Invention Assignment Agreement previously delivered to Parent.

        2.9 CONTRACTS.

            (a) Part 2.9 of the Company Disclosure Schedule identifies:

               (i) each Company Contract relating to the employment of, or the performance of services by, any employee, consultant or independent contractor in excess of Twenty-Five Thousand Dollars ($25,000.00) annually;

               (ii) each Company Contract relating to the acquisition, transfer, use, development, sharing or license of any material technology or any material Company Proprietary Asset;

               (iii) each Company Contract imposing any material restriction on the Company's right or ability to (a) compete with any other Person, (b) acquire any product or other asset or any services from any other Person, to sell any product or other asset to or perform any services for any other Person or to transact business or deal in any other manner with any other Person, or (c) develop or distribute any technology;

               (iv) each Company Contract creating or involving any agency relationship, distribution arrangement or franchise relationship that is not cancelable according to its terms on thirty (30) days notice or less;

               (v) each Company Contract relating to the acquisition, issuance or transfer of any securities;

               (vi) each Company Contract relating to the creation of any Encumbrance with respect to any material asset of the Company;

               (vii) each Company Contract involving or incorporating any material guaranty, any pledge, any performance or completion bond, any indemnity or any surety arrangement;

               (viii) each Company Contract creating or relating to any partnership or joint venture or any sharing of revenues, profits, losses, costs or liabilities;

               (ix) each Company Contract relating to the provision or receipt of e-commerce services or products to or from any Person;

                                      12.

               (x) any other Company Contract that was entered into outside the ordinary course of business or was inconsistent with the Company's past practices or is subject to audit by any Governmental Body;

               (xi) any other Company Contract that has a term of more than thirty (30) days and that may not be terminated by the Company (without penalty) within thirty (30) days after the delivery of a termination notice by the Company; and

               (xii) any other Company Contract that contemplates or involves
(a) the payment or delivery of cash or other consideration in an amount or having a value in excess of Twenty-Five Thousand Dollars ($25,000.00) in the aggregate, or (b) the performance of services having a value in excess of Twenty-Five Thousand Dollars ($25,000.00) in the aggregate.

(Contracts in the respective categories described in clauses "(i)" through "(xii)" above are referred to in this Agreement as "Company Material Contracts.")

           (b) The Company has delivered to Parent accurate and complete copies of all written Company Material Contracts, including all amendments thereto.
Part 2.9(b) of the Company Disclosure Schedule provides an accurate description of the terms of each Company Material Contract that is not in written form. Each Company Material Contract is valid and in full force and effect, and, to the knowledge of the Company or the Major Member, is enforceable by the Company in accordance with its terms.

           (c) Except as set forth in Part 2.9(c) of the Company Disclosure
Schedule:

               (i) the Company has not violated or breached, or committed any default under, any Company Material Contract, and, to the knowledge of the Company or the Major Member, no other Person has violated or breached, or committed any default under, any Company Material Contract;

               (ii) to the knowledge of the Company or the Major Member, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, (a) result in a violation or breach of any of the provisions of any Company Material Contract, (b) give any Person the right to declare a default or exercise any remedy under any Company Material Contract, (c) give any Person the right to accelerate the maturity or performance of any Company Material Contract, or (d) give any Person the right to cancel, terminate or modify any Company Material Contract;

               (iii) since its inception, the Company has not received any notice (or to the knowledge of the Company or the Major Member, any other communication) regarding any actual or possible violation or breach of, or default under, any Company Material Contract; and

               (iv) the Company has not waived any of its material rights under any Company Material Contract.

            (d) No Person is renegotiating, or has a right pursuant to the terms of any Company Material Contract to renegotiate, any amount paid or payable to the Company under


                                      13.

any Company Material Contract or any other material term or provision of any Company Material Contract.

            (e) Part 2.9(e) of the Company Disclosure Schedule identifies each currently effective proposed Company Material Contract as to which any bid, offer, award, written proposal, term sheet or similar document has been submitted or received by the Company.

        2.10 LIABILITIES. The Company has no accrued, contingent or other liabilities of any nature, either matured or unmatured (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles, and whether due or to become due), except for: (a) liabilities identified as such in the "liabilities" column of the Company Unaudited Balance Sheet; (b) liabilities that have been incurred by the Company since the date of the Company Unaudited Balance Sheet in the ordinary course of business and consistent with the Company's past practices which (i) if the Closing occurs on or prior to May 1, 2000, in the aggregate do not exceed Eight Million Dollars ($8,000,000.00), and (ii) if the Closing occurs after May 1, 2000 but on or prior to June 30, 2000, in the aggregate do not exceed Sixteen Million Dollars ($16,000,000.00); (c) liabilities under the Company Material Contracts, to the extent the nature and magnitude of such liabilities can be specifically ascertained by reference to the text of such Company Material Contracts; and (d) the liabilities identified in Part 2.10 of the Company Disclosure Schedule.

        2.11 COMPLIANCE WITH LEGAL REQUIREMENTS. To the Company's knowledge, the Company is, and has at all times since its inception been, in compliance with all applicable Legal Requirements, except where the failure to comply with such Legal Requirements has not had and could not reasonably be expected to have a Company Material Adverse Effect. The Company has not received any notice or other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirement.

        2.12 GOVERNMENTAL AUTHORIZATIONS. The Company holds all Governmental Authorizations necessary to enable the Company to conduct its business in the manner in which its business is currently being conducted and all such Governmental Authorizations are in full force and effect. To the knowledge of the Company or the Major Member, the Company is, and at all times since its inception has been, in substantial compliance with the terms and requirements of all of its Governmental Authorizations. Since its inception, the Company has not received any notice or other communication from any Governmental Body regarding
(a) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization.

        2.13 TAX MATTERS.

             (a) The Company has not been required to file any Tax Returns since its inception. The Company Financial Statements fully accrue all actual and contingent liabilities for Taxes with respect to all periods through the dates thereof in accordance with generally accepted accounting principles. The Company will establish, in the ordinary course of business and consistent with its past practices, reserves adequate for the payment of all Taxes for the period from its inception through the Closing Date.



                                      14.

             (b) No claim or Legal Proceeding is pending or, to the knowledge of the Company or the Major Member, has been threatened against or with respect to the Company, in respect of any Tax. There are no unsatisfied liabilities for Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by the Company with respect to any Tax (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by the Company and with respect to which adequate reserves for payment have been established). There are no liens for Taxes upon any of the assets of the Company except liens for current Taxes not yet due and payable. The Company has not entered into or become bound by any agreement or consent pursuant to Section 341(f) of the Code.

             (c) There is no agreement, plan, arrangement or other Contract covering any employee or independent contractor or former employee or independent contractor of the Company that, considered individually or considered collectively with any other such Contracts, will, or could reasonably be expected to, give rise directly or indirectly to the payment of any amount that would not be deductible pursuant to Section 280G or Section 162 of the Code. The Company is not, and has never been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract.

        2.14 EMPLOYEE AND LABOR MATTERS; BENEFIT PLANS.

             (a) Part 2.14(a) of the Company Disclosure Schedule identifies each salary, bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, termination pay, hospitalization, medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program or agreement (collectively, the "Company Plans") sponsored, maintained, contributed to or required to be contributed to by the Company for the benefit of any employee of the Company ("Company Employee"), except for Company Plans which would not require the Company to make payments or provide benefits having a value in excess of Twenty-Five Thousand Dollars ($25,000.00) in the aggregate. The Company has delivered to Parent an accurate and complete copy of each Company Plan.

             (b) The Company is not required to be, and, to the knowledge of the Company or the Major Member, has never been required to be, treated as a single employer with any other Person under Section 4001(b)(1) of ERISA or Section 414(b), (c), (m) or (o) of the Code. The Company has never been a member of an "affiliated service group" within the meaning of Section 414(m) of the Code. The Company does not maintain, sponsor or contribute to any pension benefit plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), whether or not excluded from coverage under specific Titles or Merger Subtitles of ERISA) for the benefit of Company Employees or former Company Employees (a "Pension Plan"). The Company does not maintain, sponsor or contribute to any welfare benefit plan (as defined in Section 3(1) of ERISA, whether or not excluded from coverage under specific Titles or Merger Subtitles of ERISA) for the benefit of Company Employees or former Company Employees (a "Welfare Plan").



                                      15.

             (c) To the knowledge of the Company or the Major Member, each of the Company Plans has been operated and administered in all material respects in accordance with applicable Legal Requirements, including but not limited to ERISA and the Code.

             (d) Except as set forth in Part 2.14(d) of the Company Disclosure Schedule, neither the execution, delivery or performance of this Agreement, nor the consummation of the Merger or any of the other transactions contemplated by this Agreement, will result in any payment (including any bonus, golden parachute or severance payment) to any current or former Company Employee or director of the Company (whether or not under any Company Plan), or materially increase the benefits payable under any Company Plan, or result in any acceleration of the time of payment or vesting of any such benefits.

             (e) Part 2.14(e) of the Company Disclosure Schedule contains a list of all salaried employees of the Company as of the date of this Agreement, and correctly reflects, in all material respects, their salaries, any other compensation payable to them (including compensation payable pursuant to bonus, deferred compensation or commission arrangements), their dates of employment and their positions. The Company is not a party to any collective bargaining contract or other Contract with a labor union involving any of the Company Employees. All Company Employees are "at will" employees.

             (f) Part 2.14(f) of the Company Disclosure Schedule identifies each Company Employee who is not fully available to perform work because of disability or other leave and sets forth the basis of such leave and the anticipated date of return to full service.

             (g) To the knowledge of the Company or the Major Member, the Company is in compliance in all material respects with all applicable Legal Requirements and Contracts relating to employment, employment practices, wages, bonuses and terms and conditions of employment, including employee compensation matters.

             (h) Except as set forth in Part 2.14(h) of the Company Disclosure Schedule, the Company has good labor relations, and the Company no reason to believe that (i) the consummation of the Merger or any of the other transactions contemplated by this Agreement will have a material adverse effect on the Company's labor relations, or (ii) any of the Company's employees intends to terminate his or her employment with the Company.

        2.15 ENVIRONMENTAL MATTERS. To the knowledge of the Company or the Major Member, the Company is in compliance in all material respects with all applicable Environmental Laws, which compliance includes the possession by the Company of all permits and other Governmental Authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof. The Company has not received any notice or other communication (in writing or otherwise), whether from a Governmental Body, citizens group, employee or otherwise, that alleges that the Company is not in compliance with any Environmental Law, and, to the knowledge of the Company or the Major Member, there are no circumstances that may prevent or interfere with the Company's compliance with any Environmental Law in the future. To the knowledge of the Company or the Major Member, no current or prior owner of any property leased or controlled by the Company has received any notice or other communication (in writing or otherwise), whether from a Governmental Body,



                                      16.

citizens group, employee or otherwise, that alleges that such current or prior owner or the Company is not in compliance with any Environmental Law.

        2.16 LEGAL PROCEEDINGS; ORDERS.

             (a) There is no pending Legal Proceeding to which the Company is a party and, to the knowledge of the Company or the Major Member, no Person has threatened to commence any Legal Proceeding: (i) that involves the Company or any of the assets owned or used by the Company or any Person whose liability the Company has or may have retained or assumed, either contractually or by operation of law, or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement. To the knowledge of the Company or the Major Member, except as set forth in Part 2.16 of the Company Disclosure Schedule, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.

             (b) There is no order, writ, injunction, judgment or decree to which the Company, or any of the assets owned or used by the Company, is subject. To the knowledge of the Company or the Major Member, no officer or other employee of the Company is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to the Company's business.

        2.17 AUTHORITY; BINDING NATURE OF AGREEMENT. Each of the Company and the Major Member has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under this Agreement; and the execution, delivery and performance by each of the Company and the Major Member of this Agreement have been duly authorized by all limited liability company action or limited partnership action, as the case may be, on the part of the Company and the Major Member, their respective members, partners or other governing body, as the case may be. The affirmative vote of the holders of a majority of the Company Common Membership Units is the only vote of the members of the Company required to approve this Agreement and the Merger. This Agreement constitutes the legal, valid and binding obligation of the Company and the Major Member, enforceable against the Company and the Major Member in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

        2.18 NON-CONTRAVENTION; CONSENTS. Except as set forth in Part 2.18 of the Company Disclosure Schedule, neither (1) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, nor (2) the consummation of the Merger or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

             (a) contravene, conflict with or result in a violation of (i) any of the provisions of the Company's charter documents (including its operating agreement), or (ii) any resolution adopted by the Company's members, the Company's management committee or any committee of the Company's management committee;




                                      17.

             (b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement or any order, writ, injunction, judgment or decree to which the Company, or any of the assets owned or used by the Company, is subject;

             (c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by the Company or that otherwise relates to the Company's business or to any of the assets owned or used by the Company;

             (d) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Company Contract that is or would constitute a Company Material Contract, or give any Person the right to
(i) declare a default or exercise any remedy under any such Company Contract,
(ii) accelerate the maturity or performance of any such Company Contract, or
(iii) cancel, terminate or modify any such Company Contract; or

             (e) result in the imposition or creation of any lien or other Encumbrance upon or with respect to any asset owned or used by the Company (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of the Company);

except, in the case of subparagraphs (b), (c), (d) and (e), such that would not have a Company Material Adverse Effect.

Except as set forth in Part 2.18 of the Company Disclosure Schedule, the Company is not and will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, or (y) the consummation of the Merger or any of the other transactions contemplated by this Agreement, except for Consents which the failure to obtain would not have a Company Material Adverse Effect or prevent or delay the Merger or the other transactions contemplated hereby.

        2.19 FULL DISCLOSURE. This Agreement (including the Company Disclosure Schedule) does not (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or (ii) omit to state any material fact or necessary in order to make the representations, warranties and information contained and to be contained herein and therein (in the light of the circumstances under which such representations, warranties and information were or will be made or provided) not false or misleading.

SECTION 3. REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

             Parent and Merger Sub, jointly and severally, represent and warrant to the Company Indemnitees as follows:

        3.1  DUE ORGANIZATION.



                                      18.

            (a) Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all necessary corporate power and authority: (i) to conduct its business in the manner in which its business is currently being conducted, (ii) to own and use its assets in the manner in which its assets are currently owned and used and (iii) to perform its obligations under all Parent Material Contracts (as defined in Section 3.9).

            (b) Parent is not and has not been required to be qualified, authorized, registered or licensed to do business as a foreign corporation in any jurisdiction other than the jurisdictions identified in Part 3.1(b) of the Parent Disclosure Schedule, except where the failure to be so qualified, authorized, registered or licensed has not had and will not have a Parent Material Adverse Effect. Parent is in good standing as a foreign corporation in each of the jurisdictions identified in Part 3.1(b) of the Parent Disclosure Schedule, except where the failure to be in good standing would not have a Parent Material Adverse Effect.

        3.2 CERTIFICATE OF INCORPORATION AND BYLAWS; RECORDS. Parent has made available to the Company accurate and complete copies of: (1) Parent's certificate of incorporation and bylaws, including all amendments thereto; (2) the stock records of Parent; and (3) the minutes and other records of the meetings and other proceedings (including any actions taken by written consent or otherwise without a meeting) of the stockholders of Parent, the board of directors of Parent and all committees of the board of directors of Parent. There have been no formal meetings or other proceedings of the stockholders of Parent, the board of directors of Parent or any committee of the board of directors of Parent that are not fully reflected in such minutes or other records. There has not been any violation of any of the provisions of Parent's certificate of incorporation or bylaws, and Parent has not taken any action that is inconsistent in any material respect with any resolution adopted by Parent's stockholders, Parent's board of directors or any committee of Parent's board of directors. The books of account, stock records, minute books and other records of Parent are accurate, up-to-date and complete in all material respects, and have been maintained in accordance with prudent business practices.

        3.3 CAPITALIZATION, ETC.

            (a) The authorized capital stock of Parent consists of fifty-five million (55,000,000) shares of stock, forty million (40,000,000) shares are designated Common Stock, $.001 par value, of which six million three hundred seventy thousand nine hundred forty-nine (6,370,949) shares were issued and are outstanding as of the date of this Agreement and fifteen million (15,000,000) shares are designated Preferred Stock, $.001 par value, ("Parent Preferred Stock") of which sixty-eight thousand one hundred (68,100) shares are designated Series A Preferred Stock, all of which were issued and outstanding as of the date of this Agreement, three hundred thirty-four thousand nine hundred seven (334,907) shares are designated Series B Preferred Stock, all of which are issued and outstanding as of the date of this Agreement, five million (5,000,000) shares are designated Series C Preferred Stock, of which four million four hundred fifty-eight thousand three hundred thirty-two (4,458,332) shares are issued and outstanding as of the date of this Agreement, two million eight hundred thousand (2,800,000) shares are designated Series D Preferred Stock, of which two million four hundred twenty-three thousand six hundred fifty-six (2,423,656) shares are issued and outstanding as of the date of this Agreement, and four million nine hundred thousand (4,900,000) shares are designated Series E


                                      19.

Preferred Stock, of which three million two hundred eighty-one thousand five hundred fifteen (3,281,515) shares are issued and outstanding as of the date of this Agreement. Part 3.3(a) of the Parent Disclosure Schedule sets forth the name of each stockholder of Parent and the number of shares of Parent Common Stock held by such stockholder as of the date of this Agreement. All of the outstanding shares of Parent Common Stock and Parent Preferred Stock have been duly authorized and validly issued, and are fully paid and non-assessable and have been issued in compliance with applicable federal and state securities laws. The authorized capital stock of Merger Sub consists of one thousand (1,000) shares of common stock, all of which shares are issued and outstanding as of the date of this Agreement. All of the outstanding shares of Merger Sub common stock have been duly authorized and are validly issued, and are fully-paid and non-assessable and are owned of record and beneficially by Parent. As of immediately prior to the Closing (assuming the conversion of all outstanding shares of Parent Preferred Stock into shares of Parent Common Stock which will occur upon the closing of Parent's IPO), the outstanding shares of Parent Common Stock, Parent Options and warrants to purchase Parent Common Stock shall be as set forth on EXHIBIT I.

            (b) Except as contemplated in the Merger or as set forth in Part 3.3(b) of the Parent Disclosure Schedule as of the date hereof, there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of Parent or Merger Sub; (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of Parent or Merger Sub; (iii) Contract under which Parent or Merger Sub is or may become obligated to sell or otherwise issue any shares of its capital stock or any other securities; or (iv) to the knowledge of Parent, condition or circumstance that may give rise to or provide a basis for the assertion of a claim by any Person to the effect that such Person is entitled to acquire or receive any shares of capital stock or other securities of Parent.

            (c) All outstanding shares of Parent capital stock have been issued and granted in compliance with (i) all applicable securities laws and other applicable Legal Requirements, and (ii) all requirements set forth in applicable Contracts. The consummation of the Merger and the transactions contemplated thereby will not trigger or cause to become effective any antidilution rights held by the holders of Parent Preferred Stock.

        3.4 FINANCIAL STATEMENTS; FORM S-1 REGISTRATION STATEMENT.

            (a) Parent has made available to the Company the following financial statements and notes (collectively, the "Parent Financial Statements"):

                (i) The audited balance sheet of Parent as of December 31, 1998, and the related audited statement of operations, statement of stockholders' equity and statement of cash flows of Parent for the period from August 18, 1998 to December 31, 1998, together with the notes thereto and the unqualified report and opinion of PricewaterhouseCoopers LLP relating thereto; and

                (ii) the unaudited balance sheet of Parent as of September 30, 1999 (the "Parent Unaudited Balance Sheet"), and the related unaudited statement of operations for the nine (9) months then ended.


                                      20.

            (b) The Parent Financial Statements are accurate in all material respects and present fairly the financial position of Parent as of the respective dates thereof and the results of operations and cash flows of Parent for the periods covered thereby. The Parent Financial Statements have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered (except that the financial statements referred to in Section 3.4(a)(ii) do not contain footnotes and are subject to normal and recurring year-end audit adjustments, which will not, individually or in the aggregate, be material in magnitude).

            (c) As of the time Parent's Form S-1 Registration Statement with respect to Parent's underwritten initial public offering of Parent Common Stock for a per share price of at least Twenty-Five Dollars ($25.00) (as adjusted for stock splits, dividends, recapitalizations and the like effected after the date of this Agreement) and yielding gross cash proceeds to Parent (before underwriting discounts, commissions and fees) of at least Forty Million Dollars ($40,000,000.00) (such initial public offering being referred to herein as "Parent's IPO," and such registration statement filed in connection therewith being referred to herein as the "Form S-1 Registration Statement") is declared effective, it will (i) comply in all material respects with the applicable requirements of the Securities Act, and (ii) not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

        3.5 ABSENCE OF CHANGES. Except as set forth in Part 3.5 of the Parent Disclosure Schedule, since September 30, 1999:

            (a) there has not been any material adverse change in Parent's business, condition, assets, liabilities, operations, financial performance or prospects, and, to the knowledge of Parent, no event has occurred that will, or could reasonably be expected to, have a Parent Material Adverse Effect;

            (b) there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of Parent's material assets (whether or not covered by insurance);

            (c) Parent has not declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of capital stock, and has not repurchased, redeemed or otherwise reacquired any shares of capital stock or other securities;

            (d) Parent has not sold, issued or authorized the issuance of (i) any capital stock (except for Parent Common Stock issued upon the exercise of outstanding shares of Preferred Stock of Parent, stock options, warrants and other rights to acquire capital stock of Parent); (ii) any option (except for Parent Options issued in the ordinary course of business and consistent with past practice) or right to acquire any capital stock or any other security;
(iii) any instrument convertible into or exchangeable for any capital stock or other security;



                                      21.

            (e) Parent has not amended or waived any of its rights under, or permitted the acceleration of vesting under any provision of any agreement evidencing any outstanding Parent Option;

            (f) Except as set forth on Part 3.5(f) of the Parent Disclosure Schedule, there has been no amendment to Parent's certificate of incorporation or bylaws, and Parent has not effected or been a party to any Parent Acquisition Transaction, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

            (g) Parent has not formed any subsidiary, other than Merger Sub, or acquired any equity interest or other interest in any other Entity;

            (h) Parent has not made any capital expenditure which, when added to all other capital expenditures made on behalf of Parent, exceeds Twelve Million Dollars ($12,000,000.00);

            (i) Parent has not (i) entered into or permitted any of the assets owned or used by it to become bound by any Contract that is or would constitute a material Contract, or (ii) amended or prematurely terminated, or waived any material right or remedy under, any Parent Material Contract;

            (j) Parent has not (i) acquired, leased or licensed any right or other asset from any other Person, or (ii) sold or otherwise disposed of, or leased or licensed, any right or other asset to any other Person, except in each case, for any immaterial rights or immaterial assets acquired, leased, licensed, sold or otherwise disposed of in the ordinary course of business and consistent with Parent's past practices;

            (k) Parent has not made any pledge of any of its assets or otherwise permitted any of its assets to become subject to any Encumbrance, except for pledges of immaterial assets made in the ordinary course of business and consistent with Parent's past practices;

            (l) Parent has not (i) lent money to any Person (other than pursuant to routine travel advances made to employees in the ordinary course of business), or (ii) incurred or guaranteed any indebtedness for borrowed money in excess of Seven Million Five Hundred Thousand Dollars ($7,500,000.00) in the aggregate;

            (m) Parent has not changed any of its methods of accounting or accounting practices in any material respect;

            (n) Parent has not made any material Tax election;

            (o) Parent has not commenced or settled any material Legal
Proceeding;

            (p) Parent has not entered into any material transaction or taken any other material action outside the ordinary course of business or inconsistent with its past practices; and

            (q) Parent has not agreed or committed to take any of the actions referred to in clauses "(c)" through "(p)" above.




                                      22.

        3.6 TITLE TO ASSETS.

            (a) Parent owns, and has good and valid title to, all assets purported to be owned by it (other than Parent Proprietary Assets, as to which representations and warranties are set forth in Section 3.8), including: (i) all assets reflected on the Parent Unaudited Balance Sheet (other than assets disposed of in the ordinary course of business consistent with past practices); and (ii) all other assets reflected in Parent's books and records as being owned by Parent. Except as set forth in Part 3.6 of the Parent Disclosure Schedule, all of said assets are owned by Parent free and clear of any liens or other Encumbrances, except for (x) any lien for current taxes not yet due and payable, and (y) minor liens that have arisen in the ordinary course of business and that do not (in any case or in the aggregate) materially detract from the value of the assets subject thereto or materially impair the operations of Parent.

            (b) Part 3.6 of the Parent Disclosure Schedule identifies all assets that are material to the business of Parent (other than Parent Proprietary Assets) and that are being leased or licensed to Parent.

        3.7 EQUIPMENT; LEASEHOLD.

            (a) All material items of equipment and other tangible assets owned by or leased to Parent are adequate for the uses to which they are being put, are in good condition and repair (ordinary wear and tear excepted) and are adequate for the conduct of Parent's business in the manner in which such business is currently being conducted.

            (b) Parent does not own any real property or any interest in real property, except for the leasehold created under the real property leases.

        3.8 PARENT PROPRIETARY ASSETS.

            (a) Except as set forth in Part 3.8(a)(i) of the Parent Disclosure Schedule, Parent has good and valid title to all of its Parent Proprietary Assets, free and clear of all liens and other Encumbrances, and has a valid right to use all Proprietary Assets. Except as set forth in Part 3.8(a)(ii) of the Parent Disclosure Schedule, Parent is not obligated to make any payment to any Person for the use of any Parent Proprietary Asset. Parent has not developed jointly with any other Person any Parent Proprietary Asset with respect to which such other Person has rights.

            (b) Parent has taken reasonable measures and precautions necessary to protect and maintain the confidentiality and secrecy of all Parent Proprietary Assets (except Parent Proprietary Assets whose value would be unimpaired by public disclosure) and otherwise to maintain and protect the value of all Parent Proprietary Assets. Except as set forth in Part 3.8(b) of the Parent Disclosure Schedule, Parent has not delivered to any Person, or permitted the disclosure or delivery to any Person of, the source code, or any portion or aspect of the source code, of any Parent Proprietary Asset. Parent has not delivered to any Person any object code of any Parent Proprietary Asset unless such Person entered into a license or other similar agreement with Parent which restricts the use of such object code and retains all ownership rights of such object code in Parent.




                                      23.

            (c) To the knowledge of Parent, none of the Parent Proprietary Assets infringes or conflicts with any Proprietary Asset owned or used by any other Person. To the knowledge of Parent, Parent is not infringing, misappropriating or making any unlawful use of, and Parent has not at any time infringed, misappropriated or made any unlawful use of, or received any notice or other communication (in writing or orally) of any actual, alleged, possible or potential infringement, misappropriation or unlawful use of, any Proprietary Asset owned or used by any other Person. To the knowledge of Parent, no other Person is infringing, misappropriating or making any unlawful use of, and no Proprietary Asset owned or used by any other Person infringes or conflicts with, any Parent Proprietary Asset.

            (d) Except as set forth in Part 3.8(d) of the Parent Disclosure
Schedule: (i) each Parent Proprietary Asset conforms in all material respects with any specification, documentation, performance standard, representation or statement made or provided with respect thereto by Parent; and (ii) there has not been any claim by any customer or other Person alleging that any Parent Proprietary Asset (including each version thereof that has ever been licensed or otherwise made available by Parent to any Person) does not conform in all material respects with any specification, documentation, performance standard, representation or statement made or provided by Parent, and, to the knowledge of Parent, there is no basis for any such claim.

            (e) The Parent Proprietary Assets constitute all the Proprietary Assets necessary to enable Parent to conduct its business in the manner in which such business has been and is being conducted. Except as set forth in Part 3.8(e) of the Parent Disclosure Schedule, (i) Parent has not licensed any of the Parent Proprietary Assets to any Person, and (ii) Parent has not entered into any covenant not to compete or Contract limiting its ability to exploit fully any of its Proprietary Assets or to transact business in any market or geographical area or with any Person.

        3.9 CONTRACTS.

            (a) The following Contracts shall be deemed to be "Parent Material Contracts": (i) the Contracts filed as exhibits to Parent's Form S-1 Registration Statement filed in connection with Parent's initial public offering of Parent Common Stock (the "Form S-1 Registration Statement"), and (ii) each Parent Contract of the type described in Section 2.9(a) that involve obligations on behalf of Parent in excess of One Hundred Thousand Dollars ($100,000.00) and set forth on Part 3.9(a) of the Parent Disclosure Schedule.

            (b) Each Parent Material Contract is valid and in full force and effect, and, to the knowledge of Parent, is enforceable by Parent in accordance with its terms. Each Parent Material Contract filed as exhibits to Parent's Form S-1 Registration Statement are all of the Parent Contracts required under the Securities Act and the rules promulgated thereunder to be filed by Parent in connection therewith.

            (c) Except as set forth in Part 3.9(c) of the Parent Disclosure
Schedule:

                (i) Parent has not violated or breached, or committed any default under, any Parent Material Contract, and, to the knowledge of Parent, no other Person has violated or breached, or committed any default under, any Parent Material Contract;




                                      24.

                (ii) to the knowledge of Parent, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time) will, or could reasonably be expected to, (a) result in a violation or breach of any of the provisions of any Parent Material Contract, (b) give any Person the right to declare a default or exercise any remedy under any Parent Material Contract, (c) give any Person the right to accelerate the maturity or performance of any Parent Material Contract, or (d) give any Person the right to cancel, terminate or modify any Parent Material Contract;

                (iii) since August 18, 1998, Parent has not received any notice (or to the knowledge of Parent, any other communication) regarding any actual or possible violation or breach of, or default under, any Parent Material Contract; and

                (iv) Parent has not waived any of its material rights under any Parent Material Contract.

            (d) No Person is renegotiating, or has a right pursuant to the terms of any Parent Material Contract to renegotiate, any amount paid or payable to Parent under any Parent Material Contract or any other material term or provision of any Parent Material Contract.

            (e) Part 3.9(e) of the Company Disclosure Schedule identifies each currently effective proposed Parent Material Contract as to which any bid, offer, award, written proposal, term sheet or similar document has been submitted or received by Parent.

        3.10 LIABILITIES. Parent has no accrued, contingent or other liabilities of any nature, either matured or unmatured (whether or not required to be reflected in financial statements in accordance with generally accepted accounting principles, and whether due or to become due), except for: (a) liabilities identified as such in the "liabilities" column of the Parent Unaudited Balance Sheet; (b) liabilities that have been incurred by Parent since the Parent Balance Sheet Date in the ordinary course of business and consistent with Parent's past practices which in the aggregate do not exceed Thirty Million Dollars ($30,000,000.00); (c) liabilities under Parent Contracts to the extent the nature and magnitude of such liabilities can be specifically ascertained by reference to the text of such Parent Contracts; and (d) the liabilities identified in Part 3.10 of the Parent Disclosure Schedule.

        3.11 COMPLIANCE WITH LEGAL REQUIREMENTS. To Parent's knowledge, Parent is, and has at all times since its inception been, in compliance with all applicable Legal Requirements, except where the failure to comply with such Legal Requirements has not had and could not reasonably be expected to have a Parent Material Adverse Effect. Parent has not received any notice or other communication from any Governmental Body regarding any actual or possible violation of, or failure to comply with, any Legal Requirement.

        3.12 GOVERNMENTAL AUTHORIZATIONS. Parent holds all material Governmental Authorizations necessary to enable Parent to conduct its business in the manner in which its business is currently being conducted and such Governmental Authorizations are valid and in full force and effect. To Parent's knowledge, Parent is, and at all times since its inception has been, in substantial compliance with the terms and requirements of the respective Governmental Authorizations. Since its inception, Parent has not received any notice or other communication



                                      25.

from any Governmental Body regarding (a) any actual or possible violation of or failure to comply with any term or requirement of any Governmental Authorization, or (b) any actual or possible revocation, withdrawal, suspension, cancellation, termination or modification of any Governmental Authorization.

        3.13 TAX MATTERS.

            (a) All Tax Returns (other than sales Tax Returns) required to be filed by or on behalf of Parent with any Governmental Body with respect to any taxable period ending on or before the Closing Date (the "Parent Returns") (i) have been or will be filed on or before the applicable due date (including any extensions of such due date), and (ii) have been, or will be when filed, accurately and completely prepared in all material respects in compliance with all applicable Legal Requirements.

            (b) The Parent Financial Statements fully accrue all actual and contingent liabilities for Taxes with respect to all periods through the dates thereof in accordance with generally accepted accounting principles. Parent will establish in the ordinary course of business and consistent with its past practices, reserves adequate for the payment of all Taxes for the period from the filing of its last Tax return through the Closing Date.

            (c) No claim or Legal Proceeding is pending or, to the knowledge of Parent, has been threatened against or with respect to Parent in respect of any Tax. There are no unsatisfied liabilities for Taxes (including liabilities for interest, additions to tax and penalties thereon and related expenses) with respect to any notice of deficiency or similar document received by Parent with respect to any Tax (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by Parent and with respect to which adequate reserves for payment have been established). There are no liens for Taxes upon any of the assets of Parent except liens for current Taxes not yet due and payable. Parent has not entered into or become bound by any agreement or consent pursuant to Section 341(f) of the Code.

            (d) Parent is not, and has never been, a party to or bound by any tax indemnity agreement, tax sharing agreement, tax allocation agreement or similar Contract.

        3.14 EMPLOYEE AND LABOR MATTERS; BENEFIT PLANS.

            (a) Part 3.14(a) of the Parent Disclosure Schedule identifies each salary, bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, termination pay, hospitalization, medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program or agreement (collectively, the "Parent Plans") sponsored, maintained, contributed to or required to be contributed to by Parent for the benefit of any employee of Parent ("Parent Employee"), except for Parent Plans which would not require Parent to make payments or provide benefits having a value in excess of Twenty-Five Thousand Dollars ($25,000.00) in the aggregate. Parent has made available to the Company an accurate and complete copy of each Parent Plan.

            (b) Parent is not required to be, and, to the knowledge of Parent, has never been required to be, treated as a single employer with any other Person under



                                      26.

Section 4001(b)(1) of ERISA or Section 414(b), (c), (m) or (o) of the Code. Parent has never been a member of an "affiliated service group" within the meaning of Section 414(m) of the Code. Parent does not maintain, sponsor or contribute to any Pension Plan. Parent does not maintain, sponsor or contribute to any Welfare Plan.

            (c) To the knowledge of Parent, each of the Parent Plans has been operated and administered in all material respects in accordance with applicable Legal Requirements, including but not limited to ERISA and the Code.

            (d) Except as set forth in Part 3.14(d) of the Parent Disclosure Schedule, neither the execution, delivery or performance of this Agreement, nor the consummation of the Merger or any of the other transactions contemplated by this Agreement, will result in any payment (including any bonus, golden parachute or severance payment) to any current or former Parent Employee or director of Parent (whether or not under any Parent Plan), or materially increase the benefits payable under any Parent Plan, or result in any acceleration of the time of payment or vesting of any such benefits.

            (e) Part 3.14(e) of the Parent Disclosure Schedule contains a list of all salaried employees of Parent as of the date of this Agreement, and correctly reflects, in all material respects, their salaries, any other compensation payable to them (including compensation payable pursuant to bonus, deferred compensation or commission arrangements), their dates of employment and their positions. Parent is not a party to any collective bargaining contract or other Contract with a labor union involving any of the Parent Employees. All Parent Employees are "at will" employees.

            (f) Part 3.14(f) of the Parent Disclosure Schedule identifies each Parent Employee who is not fully available to perform work because of disability or other leave and sets forth the basis of such leave and the anticipated date of return to full service.

            (g) To the knowledge of Parent, Parent is in compliance in all material respects with all applicable Legal Requirements and Contracts relating to employment, employment practices, wages, bonuses and terms and conditions of employment, including employee compensation matters.

            (h) Except as set forth in Part 3.14(h) of the Parent Disclosure Schedule, Parent has good labor relations, and Parent no reason to believe that
(i) the consummation of the Merger or any of the other transactions contemplated by this Agreement will have a material adverse effect on Parent's labor relations, or (ii) any of Parent's employees intends to terminate his or her employment with Parent.

        3.15 ENVIRONMENTAL MATTERS. To the knowledge of Parent, Parent is in compliance in all material respects with all applicable Environmental Laws, which compliance includes the possession by Parent of all permits and other Governmental Authorizations required under applicable Environmental Laws, and compliance with the terms and conditions thereof. Parent has not received any notice or other communication (in writing or otherwise), whether from a Governmental Body, citizens group, employee or otherwise, that alleges that Parent is not in compliance with any Environmental Law, and, to the knowledge of Parent, there are no



                                      27.

circumstances that may prevent or interfere with Parent's compliance with any Environmental Law in the future. To the knowledge of Parent, no current or prior owner of any property leased or controlled by Parent has received any notice or other communication (in writing or otherwise), whether from a Governmental Body, citizens group, employee or otherwise, that alleges that such current or prior owner or Parent is not in compliance with any Environmental Law.

        3.16 LEGAL PROCEEDINGS; ORDERS.

            (a) There is no pending Legal Proceeding to which Parent is a party and, to the knowledge of Parent, no Person has threatened to commence any Legal
Proceeding: (i) that involves Parent or any of the assets owned or used by Parent or any Person whose liability Parent has or may have retained or assumed, either contractually or by operation of law, or (ii) that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, the Merger or any of the other transactions contemplated by this Agreement. To the knowledge of Parent, no event has occurred, and no claim, dispute or other condition or circumstance exists, that will, or that could reasonably be expected to, give rise to or serve as a basis for the commencement of any such Legal Proceeding.

            (b) There is no order, writ, injunction, judgment or decree to which Parent, or any of the assets owned or used by Parent, is subject. To the knowledge of Parent, no officer or other employee of Parent is subject to any order, writ, injunction, judgment or decree that prohibits such officer or other employee from engaging in or continuing any conduct, activity or practice relating to Parent's business.

        3.17 AUTHORITY; BINDING NATURE OF AGREEMENT. Parent has the absolute and unrestricted right, power and authority to enter into and to perform its obligations under this Agreement; and the execution, delivery and performance by Parent of this Agreement have been duly authorized by all necessary action on the part of Parent and its board of directors. This Agreement constitutes the legal, valid and binding obligation of Parent, enforceable against Parent in accordance with its terms, subject to (i) laws of general application relating to bankruptcy, insolvency and the relief of debtors, and (ii) rules of law governing specific performance, injunctive relief and other equitable remedies.

        3.18 NON-CONTRAVENTION; CONSENTS. Except as set forth in Part 3.18 of the Parent Disclosure Schedule, neither (1) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, nor (2) the consummation of the Merger or any of the other transactions contemplated by this Agreement, will directly or indirectly (with or without notice or lapse of time):

            (a) contravene, conflict with or result in a violation of (i) any of the provisions of Parent's certificate of incorporation or bylaws, or (ii) any resolution adopted by Parent's stockholders, Parent's board of directors or any committee of Parent's board of directors;

            (b) contravene, conflict with or result in a violation of, or give any Governmental Body or other Person the right to challenge any of the transactions contemplated by this Agreement or to exercise any remedy or obtain any relief under, any Legal Requirement



                                      28.

or any order, writ, injunction, judgment or decree to which Parent, or any of the assets owned or used by Parent, is subject;

            (c) contravene, conflict with or result in a violation of any of the terms or requirements of, or give any Governmental Body the right to revoke, withdraw, suspend, cancel, terminate or modify, any Governmental Authorization that is held by Parent or that otherwise relates to Parent's business or to any of the assets owned or used by Parent;

            (d) contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Parent Contract that is or would constitute a material Contract, or give any Person the right to (i) declare a default or exercise any remedy under any such Parent Contract, (ii) accelerate the maturity or performance of any such Parent Contract, or (iii) cancel, terminate or modify any such Parent Contract; or

            (e) result in the imposition or creation of any lien or other Encumbrance upon or with respect to any asset owned or used by Parent (except for minor liens that will not, in any case or in the aggregate, materially detract from the value of the assets subject thereto or materially impair the operations of Parent).

Except as set forth in Part 3.18 of the Parent Disclosure Schedule, Parent is not and will not be required to make any filing with or give any notice to, or to obtain any Consent from, any Person in connection with (x) the execution, delivery or performance of this Agreement or any of the other agreements referred to in this Agreement, or (y) the consummation of the Merger or any of the other transactions contemplated by this Agreement.

        3.19 FULL DISCLOSURE. This Agreement (including the Parent Disclosure Schedule) does not (i) contain any representation, warranty or information that is false or misleading with respect to any material fact, or (ii) omit to state any material fact or necessary in order to make the representations, warranties and information contained and to be contained herein and therein (in the light of the circumstances under which such representations, warranties and information were or will be made or provided) not false or misleading.

SECTION 4. CERTAIN COVENANTS OF THE PARTIES

        4.1 ACCESS AND INVESTIGATION. During the period from the date of this Agreement through the earlier of the Effective Time or the termination of this Agreement pursuant to Section 7.1 (the "Pre-Closing Period"), each of Parent and the Company shall, and shall cause its respective Representatives to: (a) provide to the other party and to the other party's Representatives reasonable access to such party's Representatives, personnel and assets and to all existing books, records, Tax Returns, work papers and other documents and information relating to such party; and (b) provide to the other party and to the other party's Representatives copies of such existing books, records, Tax Returns, work papers and other documents and information relating to such party, and with such additional financial, operating and other data and information regarding such party as the other party may reasonably request.



                                      29.

        4.2 OPERATION OF THE COMPANY'S BUSINESS. During the Pre-Closing Period:

            (a) the Company shall conduct its business and operations in the ordinary course and in substantially the same manner as such business and operations have been conducted prior to the date of this Agreement;

            (b) the Company shall use commercially reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and employees and maintain its relations and goodwill with all material suppliers, customers, landlords, creditors, employees and other Persons having business relationships with the Company;

            (c) the Company shall not declare, accrue, set aside or pay any dividend or make any other distribution in respect of any Company Common Membership Units or other security or ownership interest in the Company, and shall not repurchase, redeem or otherwise reacquire any Company Common Membership Units or other security or ownership interest in the Company;

            (d) the Company shall not sell, issue or authorize the issuance of
(i) any Company Common Membership Units or other security or ownership interest in the Company, (ii) any option or right to acquire any Company Common Membership Units or other security or ownership interest in the Company, or
(iii) any instrument convertible into or exchangeable for any Company Common Membership Units or other security or ownership interest in the Company (except that the Company shall be permitted to issue those Company Common Membership Units and other securities specifically set forth on Part 4.2(d) of the Company Disclosure Schedule);

            (e) the Company shall not amend or waive any of its rights under, or permit the acceleration of vesting under any provision of any agreement evidencing any outstanding Company Option;

            (f) the Company shall not amend or permit the adoption of any amendment to the Company's certificate of formation, operating agreement, or effect or permit the Company to become a party to any recapitalization or reclassification of Company Common Membership Units or other ownership interests in the Company, split or reverse split of the Company Common Membership Units or any other ownership interest in the Company or similar transaction;

            (g) the Company shall not form any subsidiary or acquire any equity interest in any other Entity;

            (h) the Company shall not make any capital expenditure, except for capital expenditures that, when added to all other capital expenditures made on behalf of the Company during the Pre-Closing Period, do not exceed Twenty-Five Thousand Dollars ($25,000.00) in the aggregate;

            (i) the Company shall not (i) enter into, or permit any of the assets owned or used by it to become bound by, any Contract that is or would constitute a Company Material



                                      30.

Contract, or (ii) amend or prematurely terminate, or waive any material right or remedy under, any such material Contract;

            (j) the Company shall not (i) acquire, lease or license any right or other asset from any other Person, (ii) sell or otherwise dispose of, or lease or license, any right or other asset to any other Person, or (iii) waive or relinquish any right, except for assets acquired, leased, licensed or disposed of by the Company pursuant to Contracts that are not Company Material Contracts;

            (k) the Company shall not (i) lend money to any Person (except that the Company may make routine travel advances to employees in the ordinary course of business), or (ii) incur or guarantee any indebtedness for borrowed money;

            (l) the Company shall not (i) establish, adopt or amend any Company Plan, (ii) pay any bonus or make any profit-sharing payment, cash incentive payment or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees, or (iii) hire any new employee;

            (m) the Company shall not change any of its methods of accounting or accounting practices in any material respect;

            (n) the Company shall not make any Tax election;

            (o) the Company shall not commence or settle any Legal Proceeding;

            (p) the Company shall not agree or commit to take any of the actions described in clauses "(c)" through "(o)" above.

Notwithstanding the foregoing, the Company may take any action described in clauses "(c)" through "(p)" above if Parent gives its prior written consent to the taking of such action by the Company, which consent will not be unreasonably withheld.

        4.3 OPERATION OF PARENT'S BUSINESS. During the Pre-Closing Period:

            (a) Parent shall conduct its business and operations in the ordinary course and in substantially the same manner as such business and operations have been conducted prior to the date of this Agreement;

            (b) Parent shall use commercially reasonable efforts to preserve intact its current business organization, keep available the services of its current officers and employees and maintain its relations and goodwill with all material suppliers, customers, landlords, creditors, employees and other Persons having business relationships with Parent;

            (c) except as contemplated in Parent's Form S-1 Registration Statement, Parent shall not declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, and shall not repurchase, redeem or otherwise reacquire any shares of capital stock or other securities (except that Parent may repurchase Parent



                                      31.

Common Stock from former employees pursuant to the terms of existing restricted stock purchase agreements);

            (d) Parent shall not sell, issue or authorize the issuance of (i) any capital stock or other security, (ii) any option or right to acquire any capital stock or other security, or (iii) any instrument convertible into or exchangeable for any capital stock or other security (except that Parent shall be permitted to (x) grant options to purchase up to five hundred thousand (500,000) shares of Parent Common Stock to employees of Parent who are employees as of the date of this Agreement and otherwise grant options to purchase Common Stock of Parent to employees in accordance with its past practices, (y) issue Parent Common Stock to employees upon the exercise of outstanding Parent Options and (z) issue Parent Common Stock and/or warrants to purchase Parent Common Stock that do not exceed ten percent (10%) of Parent's capital stock outstanding as of the date of this Agreement) pursuant to strategic arrangements agreed upon by Parent; provided that Parent shall provide to the Company not less than two
(2) business days' notice, and shall consult with the Company and in good faith consider and discuss with the Company the views of the Company with respect to such strategic arrangements, prior to entering into such strategic arrangements;

            (e) Parent shall not amend or waive any of its rights under, or permit the acceleration of vesting under, any provision of any agreement evidencing any outstanding Parent Option;

            (f) Parent shall not amend or permit the adoption of any amendment to Parent's certificate of incorporation or bylaws, or effect or permit Parent to become a party to any recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction, except as described in Part 4.2(f) of the Parent Disclosure Schedule and except as contemplated in Parent's Form S-1 Registration Statement;

            (g) Parent shall not form any subsidiary or acquire any equity interest in any other Entity;

            (h) Parent shall not make any capital expenditure, except for capital expenditures that, when added to all other capital expenditures made on behalf of Parent during the Pre-Closing Period, do not exceed Two Million Five Hundred Thousand Dollars ($2,500,000.00) per month;

            (i) Parent shall not (i) enter into, or permit any of the assets owned or used by it to become bound by, any material Contract, or (ii) amend or prematurely terminate, or waive any material right or remedy under, any Parent Material Contract;

            (j) Parent shall not (i) acquire, lease or license any right or other asset from any other Person, (ii) sell or otherwise dispose of, or lease or license, any right or other asset to any other Person, or (iii) waive or relinquish any right, except for assets acquired, leased, licensed or disposed of by Parent pursuant to Contracts that are not Parent Material Contracts;

            (k) Parent shall not (i) lend money to any Person (except that Parent may make routine travel advances to employees in the ordinary course of business and may, consistent with its past practices, allow employees to acquire Parent Common Stock in exchange



                                      32.

for promissory notes upon exercise of Parent Options), or (ii) incur or guarantee any indebtedness for borrowed money in excess of Seven Million Five Hundred Thousand Dollars ($7,500,000.00);

            (l) Parent shall not (i) establish, adopt or amend any Parent Plan,
(ii) pay any bonus or make any profit-sharing payment, cash incentive payment or similar payment to, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its directors, officers or employees unless in the ordinary course of business and consistent with past practices, or (iii) hire any new employee whose aggregate annual base compensation is expected to exceed Two Hundred Fifty Thousand Dollars ($250,000.00);

            (m) Parent shall not change any of its methods of accounting or accounting practices in any material respect;

            (n) Parent shall not make any material Tax election;

            (o) Parent shall not commence or settle any Legal Proceeding;

            (p) Parent shall not agree or commit to take any of the actions described in clauses "(c)" through "(o)" above.

Notwithstanding the foregoing, Parent may take any action described in clauses "(c)" through "(p)" above if the Company gives its prior written consent to the taking of such action by Parent, which consent will not be unreasonably withheld.

        4.4 NOTIFICATION; UPDATES TO DISCLOSURE SCHEDULES.

            (a) During the Pre-Closing Period, the Company and the Major Member shall promptly notify Parent in writing of:

                (i) the discovery by the Company or the Major Member of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes an inaccuracy in or breach of any representation or warranty made by the Company or the Major Member in this Agreement;

                (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute an inaccuracy in or breach of any representation or warranty made by the Company or the Major Member in this Agreement if (a) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (b) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement;

                (iii) any breach of any covenant or obligation of the Company or the Major Member; and

                                      33.

                (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 5 or
Section 6 impossible or unlikely.

            (b) During the Pre-Closing Period, Parent shall promptly notify the Company in writing of:

                (i) the discovery by Parent of any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes an inaccuracy in or breach of any representation or warranty made by Parent or Merger Sub in this Agreement;

                (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute an inaccuracy in or breach of any representation or warranty made by Parent or Merger Sub in this Agreement if (a) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (b) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement;

                (iii) any breach of any covenant or obligation of Parent or Merger Sub; and

                (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Section 6 or
Section 7 impossible or unlikely.

            (c) If any event, condition, fact or circumstance that is required to be disclosed pursuant to Sections 4.4(a) or 4.4(b) requires any change in the Company's or Parent's Disclosure Schedule, as the case may be, or if any such event, condition, fact or circumstance would require such a change assuming the Company Disclosure Schedule or Parent Disclosure Schedule, as applicable, were dated as of the date of the occurrence, existence or discovery of such event, condition, fact or circumstance, then the Company or Parent, as applicable, shall promptly deliver to Parent or the Company, as applicable, an update to the Company Disclosure Schedule or Parent Disclosure Schedule specifying such change. No such update shall be deemed to supplement or amend the Company Disclosure Schedule or Parent Disclosure Schedule for the purpose of (i) determining the accuracy of any of the representations and warranties made by the Company or the Major Member or Parent or Merger Sub in this Agreement, or
(ii) determining whether any of the conditions set forth in Sections 5 or 6 have been satisfied.

        4.5 COMPANY NO-SHOP.

            (a) During the Pre-Closing Period, the Company shall not, and shall not permit any of its Representatives to, directly or indirectly:

                (i) solicit or encourage the initiation or submission of any expression of interest, inquiry, proposal or offer from any Person (other than Parent) relating to a possible Company Acquisition Transaction;



                                      34.

                (ii) participate in any discussions or negotiations or enter into any agreement with, or provide any non-public information to, any Person (other than Parent) relating to or in connection with a possible Company Acquisition Transaction;

                (iii) entertain, consider, or accept any proposal or offer from any Person (other than Parent) relating to a possible Company Acquisition Transaction; or (IV) enter into any agreement or arrangement with any Person (other than Parent) to provide electronic commerce services to the Major Member, Premier, Inc. or any of their respective affiliates or members.

            (b) The Company shall promptly notify Parent in writing of any inquiry, proposal or offer relating to a possible Company Acquisition Transaction that is received by the Company or any of the Company's Representatives during the Pre-Closing Period.

        4.6 PARENT NO-SHOP.

            (a) During the Pre-Closing Period, Parent shall not, and shall not permit any of its Representatives to, directly or indirectly:

                (i) solicit or encourage the initiation or submission of any expression of interest, inquiry, proposal or offer from any Person (other than the Company or the Major Member) relating to a possible Parent Acquisition Transaction;

                (ii) participate in any discussions or negotiations or enter into any agreement with, or provide any non-public information to, any Person (other than the Company or the Major Member) relating to or in connection with a possible Parent Acquisition Transaction; or

                (iii) entertain, consider, or accept any proposal or offer from any Person (other than the Company or the Major Member) relating to a possible Parent Acquisition Transaction.

            (b) Parent shall promptly notify the Company in writing of any inquiry, proposal or offer relating to a possible Parent Acquisition Transaction that is received by Parent during the Pre-Closing Period.

        4.7 REGISTRATION STATEMENT; PROSPECTUS/CONSENT SOLICITATION.

            (a) As promptly as practicable after the date of this Agreement, the Company and Parent shall prepare and cause to be filed with the SEC a Prospectus/Consent Solicitation and Parent shall prepare and cause to be filed with the SEC a Form S-4 Registration Statement in which the Prospectus/Consent Solicitation will be included as a prospectus (the "Form S-4 Registration Statement" and collectively with the Form S-1 Registration Statement, the "Registration Statements") and any other documents required by the Securities Act or Exchange Act to be filed in connection with the Merger. The Company shall promptly furnish to Parent all information concerning the Company, its subsidiaries and its members as may be required or reasonably requested in connection with any action contemplated by this Section 4.7(a). Each of




                                      35.

Parent and the Company shall (1) notify the other promptly of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the S-4 Registration Statement or the Prospectus/Consent Solicitation or for additional information and (2) shall supply the other with copies of all correspondence with the SEC or its staff with respect to the Form S-4 Registration Statement or the Prospectus/Consent Solicitation. Neither Parent nor the Company shall file any amendment or supplement to the Form S-4 Registration Statement or the Prospectus/Consent Solicitation to which the other shall have reasonably objected. Whenever any event occurs that should be set forth in an amendment or supplement to the Form S-4 Registration Statement or the Prospectus/Consent Solicitation, Parent or the Company, as the case may be, shall promptly inform the other of such occurrence and shall cooperate in filing with the SEC or its staff, and, if appropriate, mailing to the members of the Company, such amendment or supplement.

        (b) Prior to the Effective Time, Parent shall use reasonable efforts to obtain all regulatory approvals needed to ensure that the Parent Common Stock to be issued in the Merger will be registered or qualified under the securities laws of every jurisdiction of the United States in which any registered holder of Company Common Membership Units has an address of record on the record date for determining the members entitled to notice of and to vote on the Merger; provided, however, that Parent shall not be required (i) to qualify to do business as a foreign corporation in any jurisdiction in which it is not now qualified, or (ii) to file a general consent to service of process in any jurisdiction.

        4.8 COMPANY MEMBER APPROVAL. As promptly as practicable after the Form S-4 Registration Statement is declared effective by the SEC under the Securities Act, the Company shall mail or otherwise deliver to the Company's members the Prospectus/Consent Solicitation (and Parent shall make available to the Company such number of copies of the Prospectus/Consent Solicitation as the Company shall reasonably request), along with a written consent of the Company's members requesting that they approve this Agreement, the Merger and the transactions contemplated thereby. In accordance with the Company's Certificate of Formation and Operating Agreement and in accordance with the DGCL, the Company shall use its best efforts to cause the Company's members to execute and return all such written consents to the Company as soon as possible (and in any event within three (3) days of the date of the mailing or delivery of the Prospectus/Consent Solicitation to the Company members).

        4.9 FILINGS AND CONSENTS; REGULATORY APPROVALS. As promptly as practicable after the execution of this Agreement, each party to this Agreement
(a) shall make all filings (if any) and give all notices (if any) required to be made and given by such party in connection with the Merger and the other transactions contemplated by this Agreement, and (b) shall use all commercially reasonable efforts to obtain all Consents (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the Merger and the other transactions contemplated by this Agreement. Each party shall (upon request) promptly deliver to the other parties a copy of each such filing made, each such notice given and each such Consent obtained by such party during the Pre-Closing Period. The Company and Parent shall use all reasonable efforts to file, as soon as practicable after the date of this Agreement, all notices, reports and other documents required to be filed with any Governmental Body with respect to the Merger and the other transactions contemplated by this Agreement, and to submit promptly any additional information requested by any such



                                      36.

Governmental Body. Without limiting the generality of the foregoing, the Company and Parent shall, promptly after the date of this Agreement, prepare and file the notifications required under the HSR Act and any applicable foreign antitrust laws or regulations in connection with the Merger. The Company and Parent shall respond as promptly as practicable to (i) any inquiries or requests received from the Federal Trade Commission or the Department of Justice for additional information or documentation, and (ii) any inquiries or requests received from any state attorney general, foreign antitrust authority or other Governmental Body in connection with antitrust or related matters. Each of the Company and Parent shall (1) give the other party prompt notice of the commencement or threat of commencement of any Legal Proceeding by or before any Governmental Body with respect to the Merger or any of the other transactions contemplated by this Agreement, (2) keep the other party informed as to the status of any such Legal Proceeding or threat, and (3) promptly inform the other party of any communication to or from the Federal Trade Commission, the Department of Justice or any other Governmental Body regarding the Merger. Except as may be prohibited by any Governmental Body or by any Legal Requirement, the Company and Parent will consult and cooperate with one another, and will consider in good faith the views of one another, in connection with any analysis, appearance, presentation, memorandum, brief, argument, opinion or proposal made or submitted in connection with any Legal Proceeding under or relating to the HSR Act or any other foreign, federal or state antitrust or fair trade law. In addition, except as may be prohibited by any Governmental Body or by any Legal Requirement, in connection with any Legal Proceeding under or relating to the HSR Act or any other foreign, federal or state antitrust or fair trade law or any other similar Legal Proceeding, each of the Company and Parent will permit authorized Representatives of the other party to be present at each meeting or conference relating to any such Legal Proceeding and to have access to and be consulted in connection with any document, opinion or proposal made or submitted to any Governmental Body in connection with any such Legal Proceeding.

        4.10 PUBLIC ANNOUNCEMENTS. During the Pre-Closing Period, no party to this Agreement shall (and no party shall permit any of its Representatives to) issue any press release or make any public statement regarding this Agreement or the Merger, or regarding any of the other transactions contemplated by this Agreement, without the other party's prior written consent, except as required by law and except that Parent may disclose this Agreement in the Prospectus/Consent Solicitation and file it as an exhibit to the Form S-4 Registration Statement (and the Form S-1 Registration Statement) in accordance with applicable federal securities laws.

        4.11 BEST EFFORTS. During the Pre-Closing Period, (a) the Company and the Major Member shall use their best efforts to cause the conditions set forth in Section 5 to be satisfied on a timely basis, and (b) Parent and Merger Sub shall use their best efforts to cause the conditions set forth in Section 6 to be satisfied on a timely basis.

        4.12 ANCILLARY MERGER DOCUMENTS.

            (a) At or prior to the date on which the Form S-4 Registration Statement and the Form S-1 Registration Statement is declared effective by the SEC (such date of effectiveness being referred to herein as the "Registration Statements' Effectiveness Date"), each of the Company and the Major Member shall use their best efforts to provide Parent with the following documents and other instruments:




                                      37.

                (i) a confidential invention and assignment agreements, reasonably satisfactory in form and content to Parent, executed by all employees of the Company and by all consultants and independent contractors to the Company who have not already signed such agreements;

                (ii) a stock option agreement in the form of EXHIBIT C duly executed by each holder of a Company Option who will receive a Parent Substituted Option in connection with the Merger, which option will become effective as of the Effective Time;

                (iii) written resignations of all management committee members and officers of the Company (other than those management committee members and officers listed on EXHIBIT B, which shall have been duly appointed), effective as of the Effective Time; and

                (iv) all Consents set forth on Part 4.12(a)(iv) of the Company Disclosure Schedule.

            (b) At or prior to the Registration Statements' Effectiveness Date, Parent shall use its best efforts to provide the Company with the following documents and other instruments:

                (i) an Indemnification Agreement in the form of EXHIBIT E duly executed by Parent in favor of those management committee members and officers of the Company whom will become directors and/or officers of Parent as of the Effective Time, which Indemnification Agreement will become effective as of the Effective Time; and

                (ii) all Consents set forth on Part 4.12(c)(ii) of the Parent Disclosure Schedule.

        4.13 TERMINATION OF EMPLOYEE PLANS; OTHER EMPLOYEE MATTERS. At or prior to the Closing, the Company shall terminate its Company Plan, and shall ensure that no employee or former employee of the Company has any rights under such plan and that any liabilities of the Company under such plan (including any such liabilities relating to services performed prior to the Closing) are fully extinguished at no cost to the Company or Parent. Parent agrees that all employees of the Company shall be eligible to participate in Parent's health, vacation and other employee benefit plans, to the same extent as employees of Parent in similar positions and at similar grade levels. As soon as administratively feasible following the Closing, Parent shall take whatever action is necessary to transition Company employees into Parent's employee benefit plans as contemplated by the immediately preceding sentence.

        4.14 FIRPTA MATTERS. At the Closing, (a) the Company shall deliver to Parent a statement (in such form as may be reasonably requested by counsel to Parent) conforming to the requirements of Section 1.897 - 2(h)(1)(i) of the United States Treasury Regulations, and (b) the Company shall deliver to the Internal Revenue Service the notification required under Section 1.897 - 2(h)(2) of the United States Treasury Regulations.

        4.15 INDEMNIFICATION OF COMPANY OFFICERS AND DIRECTORS. All rights to indemnification and exculpation existing in favor of those Persons who are members of the Company's management committee or who are officers of the Company as of the date of this Agreement and the Effective Time for acts and omissions occurring prior to the Effective Time,



                                      38.

as provided in the Company's charter documents (as in effect as of the date of this Agreement) shall survive the Merger and shall be observed by the Surviving Entity to the fullest extent available under Delaware law for a period of six
(6) years from the Effective Time.

        4.16 BOARD OBSERVATION RIGHTS. Except as otherwise set forth in this
Section 4.16, during the Pre-Closing Period, Parent shall provide the Major Member with notice of, and with Board packages related to, meetings of the board of directors of Parent that occur (or are scheduled to occur) during the Pre-Closing Period. Parent shall provide such notice to the Major Member on substantially the same basis, and the Board packages provided to the Major Member will contain substantially the same information, as provided to Board members in connection with such meetings. The Major Member shall have the right to have Richard Norling and William Mayer (the "Major Member Representatives") attend the meetings of Parent's board of directors that occur during the Pre-Closing Period in a non-voting, observer capacity at the Major Member's own expense. The Major Member shall have the right to have Richard Norling (and no other Person) attend meetings of the audit committee or compensation committee of Parent's board of directors. Notwithstanding the foregoing, the Major Member shall not be entitled to receive information sent to the Parent's board of directors and shall not be entitled to have the Major Member Representatives attend any meeting of Parent's board of directors or any committee of Parent's board of directors (including any audit or compensation committee meeting) to the extent that either Parent's Chief Executive Officer or Parent's Chairman of the Board determines, upon advice of counsel that there may exist a conflict of interest or a potential compromise of the attorney-client privilege. The Major Member shall promptly inform Parent of any potential conflicts of interest of which the Major Member is aware that could be reasonably expected to be relevant to Parent's decision to allow the Major Member Representatives to attend any meeting of Parent's board of directors. The Major Member shall, and the Major Member shall cause the Major Member Representatives to, keep all information received by them in connection with the rights granted to the Major Member and the Major Member Representatives under this Section 4.16 confidential and will not disclose such information to any other Person (other than Premier, Inc.).

        4.17 PARENT BOARD COMPOSITION. At or prior to the Closing, the Board of Directors of Parent shall take all action necessary to reconstitute the Board of Directors and the Audit and Compensation Committees of the Board of Directors of Parent as contemplated by Section 1.4(c).

        4.18 ASSIGNMENT OF OUTSOURCING AGREEMENT. Immediately after the Effective Time, Parent shall cause the Surviving Entity to assign and otherwise transfer the Outsourcing Agreement to Parent and Parent shall assume the obligations of the Surviving Entity thereunder.

        4.19 COVENANT NOT TO PROMOTE. Subject to Section 7.2 of the Outsourcing Agreement, each of Major Member and Premier agree that, for a period of six (6) years after March 6, 2000 and except in connection with Provider Select, Inc. (provided that Provider Select, Inc. does not sell or allow the sale of products, supplies or services for use by an acute care facility), it will not, and that it will prevent any entity owned by, controlled by, or under common control with it (collectively, the "Sellers' Affiliates"), from doing any of the following: (i) advertising or promoting, directly or indirectly, access to or use of any on-line commerce web site of a PHx Competitor for the procurement of medical, pharmaceutical, surgical, dietary,



                                      39.

dental, or veterinarian supplies or services, whether on-line or in off-line media, or in any other communication made by or on behalf of Major Member or Premier or such Sellers' Affiliates, including, without limitation, e-mail, links, direct mail, press releases or advertising, (ii) offering, operating and/or marketing an on-line marketplace for the sale or on-line sales of medical, pharmaceutical, surgical, dietary, dental, or veterinarian supplies or services directly to hospitals and health care organizations; (iii) integrating their information systems with the information systems of any PHx Competitor;
(iv) providing integration services for any Participating Member (as defined in the Outsourcing Agreement), Vendor (as defined in the Outsourcing Agreement) or Distributor (as defined in the Outsourcing Agreement) with respect to any PHx Competitor's electronic commerce system; or (v) providing direct access by PHx Competitors to pricing information through Major Member or Premier related to Contracted Products (as defined in the Outsourcing Agreement) and Services (as defined in the Outsourcing Agreement). Such agreement not to promote and the covenants in the preceding sentence are referred to herein as the "Covenant Not to Promote." "PHx Competitor" means a third party having a principal business of providing an on-line marketplace for the sale or on-line sales of medical, pharmaceutical, surgical, dietary, dental, or veterinarian supplies or services to hospitals and health care organizations, but excluding: (i) Provider Select, Inc. (provided that Provider Select, Inc. does not sell or allow the sale of products, supplies or services for use by an acute care facility); and (ii) Distributors and Vendors with which Major Member or Premier has or will enter into a formal agreement in the ordinary course of business (provided Major Member and Premier shall refrain from promoting any electronic commerce capabilities of such Distributors or Vendors to the extent such capabilities are competitive with the PHx e-Commerce System). Upon the expiration of the Covenant Not to Promote (or earlier waiver thereof by PHx in accordance with Section 12.4 of the Outsourcing Agreement), Major Member and Premier shall have the right to promote to Participating Members up to two (2) additional providers of electronic commerce solutions for medical, pharmaceutical, surgical, dietary, dental, or veterinarian supplies or services (in addition to PHx). Notwithstanding any other provision of this Agreement, the Covenant Not to Promote shall cease to be enforceable against Major Member and Premier (i) when the Covenant Not to Promote set forth in Section 7.2 of the Outsourcing Agreement is no longer enforceable against Major Member or Premier pursuant to the Outsourcing Agreement (including without limitation Section 7.2 thereof), and (ii) if this Agreement is terminated pursuant to Section 7.

        4.20 LEGAL OPINION OF PAUL, HASTINGS, JANOFSKY & WALKER LLP The Company shall use its best efforts to cause Paul, Hastings, Janofsky & Walker LLP to deliver to Parent on the Closing Date the legal opinion of Paul, Hastings, Janofsky & Walker LLP, dated as of the Closing Date, in the form of EXHIBIT F.

        4.21 LEGAL OPINION OF COOLEY GODWARD LLP. Parent shall use its best efforts to cause Cooley Godward LLP to deliver to the Company on the Closing Date the legal opinion of Cooley Godward LLP dated as of the Closing Date in the form of EXHIBIT H.

        4.22 CONSULTING SERVICES. The Major Member agrees that, to the extent that David Mawhinney ("Mawhinney") ceases to provide employment or consulting services on a full-time basis to the Company or Parent at any time during the six (6) month period immediately following the Closing Date (the "Consulting Period"), then (i) if Mawhinney becomes employed by the Major Member or any of its affiliates during the Consulting Period, the Major Member



                                      40.

shall, and shall cause its affiliates to, make Mawhinney available to Parent and the Company on a full-time basis throughout the remaining term of the Consulting Period in order to assist Parent and the Company with the integration of the PHx e-commerce system (the "Consulting Services"), or (ii) if Mawhinney is not so employed by the Major Member or any of its affiliates during any portion of the Consulting Period, the Major Member shall, and shall cause its affiliates to, make available to Parent and the Company on a full-time basis such Persons as are reasonably acceptable to Parent to perform the Consulting Services throughout the remaining term of the Consulting Period which Mawhinney otherwise would have performed. The costs of the Consulting Services charged by the Major Member to Parent in the event that the Major Member is required to make Persons other than Mawhinney available to provide the Consulting Services as contemplated by clause (ii) above, will, in no event, exceed that amount equal to the monetary compensation to which Mawhinney would otherwise have been entitled had he provided the Consulting Services to Parent or the Company.

SECTION 5. CONDITIONS PRECEDENT TO OBLIGATIONS OF PARENT AND MERGER SUB

        The obligations of Parent and Merger Sub to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

        5.1 NO RESTRAINTS. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

        5.2 LISTING. The shares of Parent Common Stock to be issued in the Merger shall have been approved for listing (subject to notice of issuance) on the Nasdaq National Market.

        5.3 EFFECTIVENESS OF REGISTRATION STATEMENT. The Form S-4 Registration Statement shall have become effective concurrently with the S-1 Registration Statement in accordance with the provisions of the Securities Act, and no stop order shall have been issued, and no proceeding for that purpose shall have been initiated or be threatened, by the SEC with respect to the Form S-4 Registration Statement or the Form S-1 Registration Statement and the Closing shall be consummated concurrently with the consummation of Parent's IPO.

        5.4 HSR ACT. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated and any similar waiting period under any applicable foreign antitrust law or regulation shall have expired or been terminated; and any Consent required under any applicable foreign antitrust law or regulation shall have been obtained.

        5.5 COMPANY STATUS AT CLOSING. As of the Closing, (a) the Company shall have (i) cash and cash equivalents equal to at least (1) Thirty-Three Million Dollars ($33,000,000.00) if the Closing occurs on or prior to May 1, 2000, and
(2) Twenty-Five Million Dollars ($25,000,000.00) if the Closing occurs after May 1, 2000 and on or prior to June 30,



                                      41.

2000, and (ii) total liabilities (whether on or off balance sheet) not to exceed Eight Million Five Hundred Dollars ($8,500,000.00) (regardless of the date of the Closing), and (b) there will be no surviving intercompany debt remaining between the Company and the Major Member or any of the Company's affiliates.

        5.6 AUDITED FINANCIAL STATEMENTS The Company shall deliver to Parent audited balance sheets as of February 29, 2000 and as of December 31, 1999 and the related statements of income and cash flows for the two (2) month period then ended and the twelve (12) month period then ended, respectively (as well as the notes related thereto) and a copy of the unqualified opinion of Ernst & Young LLP related thereto.

        5.7 E-COMMERCE OUTSOURCING AGREEMENT. No modifications, amendments or other changes shall have been made to that certain e-Commerce Outsourcing Agreement dated as of March 4, 2000 between Premier Health Exchange, Inc. and Premier Purchasing Partners, L.P. (the "Outsourcing Agreement") without the prior written consent of Parent and such agreement shall be in full force and effect

        5.8 COMPANY CAPITALIZATION. The capitalization of the Company shall be as set forth in EXHIBIT J.

        5.9 AMENDMENT TO PARENT CERTIFICATE OF INCORPORATION. Parent's Amended and Restated Certificate of Incorporation shall have been amended to the extent necessary to authorize a sufficient number of shares of Parent Common Stock to enable Parent to consummate the Merger.

SECTION 6. CONDITIONS PRECEDENT TO OBLIGATIONS OF THE COMPANY

            The obligations of the Company to effect the Merger and otherwise consummate the transactions contemplated by this Agreement are subject to the satisfaction, at or prior to the Closing, of the following conditions:

        6.1 NO RESTRAINTS. No temporary restraining order preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger that makes consummation of the Merger illegal.

        6.2 LISTING. The shares of Parent Common Stock to be issued in the Merger shall have been approved for listing (subject to notice of issuance) on the Nasdaq National Market.

        6.3 EFFECTIVENESS OF REGISTRATION STATEMENT. The Form S-4 Registration Statement shall have become effective concurrently with the Form S-1 Registration Statement in accordance with the provisions of the Securities Act, and no stop order shall have been issued, and no proceeding for that purpose shall have been initiated or be threatened, by the SEC with respect to the Form S-4 Registration Statement or the Form S-1 Registration Statement and the Closing shall be consummated concurrently with the consummation of Parent's IPO.



                                      42.

        6.4 HSR ACT. The waiting period applicable to the consummation of the Merger under the HSR Act shall have expired or been terminated and any similar waiting period under any applicable foreign antitrust law or regulation shall have expired or been terminated; and any Consent required under any applicable foreign antitrust law or regulation shall have been obtained.

        6.5 AMENDMENT TO INVESTOR RIGHTS AGREEMENT. That Second Amended and Restated Investor Rights Agreement dated January 7, 2000 between Parent and certain of its stockholders shall have been amended, or appropriate consents shall have been obtained, in order to allow for the registration rights contemplated by the Lock-Up Agreement.

        6.6 CAPITALIZATION OF PARENT The capitalization of Parent shall be as set forth on EXHIBIT I.

        6.7 PARENT SUBSTITUTED OPTION Parent shall have delivered to the Company a stock option agreement in the form of EXHIBIT C duly executed by Parent in favor of each holder of a Company Option who will receive a Parent Substituted Option in connection with the Merger.

        6.8 AMENDMENT TO PARENT CERTIFICATE OF INCORPORATION. Parent's Amended and Restated Certificate of Incorporation shall have been amended to the extent necessary to authorize a sufficient number of shares of Parent Common Stock to enable Parent to consummate the Merger.

SECTION 7. TERMINATION

        7.1 TERMINATION EVENTS. This Agreement may be terminated prior to the Registration Statements' Effectiveness Date:

            (a) by mutual written consent of Parent and the Company;

            (b) by Parent if Parent reasonably determines that the timely satisfaction of any condition set forth in Section 5 has become impossible (other than as a result of any failure on the part of Parent or Merger Sub to comply with or perform any covenant or obligation of Parent or Merger Sub set forth in this Agreement);

            (c) by the Company if the Company reasonably determines that the timely satisfaction of any condition set forth in Section 6 has become impossible (other than as a result of any failure on the part of the Company or the Major Member to comply with or perform any covenant or obligation of the Company or the Major Member set forth in this Agreement);

            (d) by Parent or the Company if the Merger shall not have been consummated by June 30, 2000 (unless the failure to consummate the Merger is attributable to a failure on the part of the party seeking to terminate this Agreement to comply with or perform any covenant or obligation of such party set forth in this Agreement);

            (e) by either Parent or the Company if a court of competent jurisdiction or other Governmental Body shall have issued a final and nonappealable order, decree or ruling, or



                                      43.

shall have taken any other action, having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger;

            (f) by the Company, if Parent shall have failed to deliver to the Company, not later than one (1) day prior to the Registration Statements' Effectiveness Date, a Lock-Up and Registration Rights Agreement in the form of EXHIBIT D (the "Lock-Up Agreement) executed by Parent with respect to each Person to receive Parent Common Stock in the Merger pursuant to Section 1.5 or who will be entitled to acquire Parent Common Stock upon the exercise of a Parent Substituted Option or Company Warrant assumed by Parent pursuant to
Section 1.6(b);

            (g) by Parent, if Parent shall have failed to receive, not later than one (1) day prior to the Registration Statements' Effectiveness Date, a Lock-Up Agreement duly executed by each Person to receive Parent Common Stock in the Merger pursuant to Section 1.5 or who will be entitled to acquire Parent Common Stock upon the exercise of a Parent Substituted Option or Company Warrant assumed by Parent pursuant to Section 1.6(b); or

            (h) by either Parent or the Company if there shall be pending any Legal Proceeding brought by a Governmental Body against any of the parties to this Agreement challenging or seeking to restrain or prohibit the consummation of the Merger or any of the transactions contemplated by this Agreement.

        7.2 TERMINATION PROCEDURES. If Parent wishes to terminate this Agreement pursuant to Section 7.1(b), Section 7.1(d), Section 7.1(e), Section 7.1(g) or
Section 7.1(h), Parent shall deliver to the Company a written notice stating that Parent is terminating this Agreement and setting forth a brief description of the basis on which Parent is terminating this Agreement. If the Company wishes to terminate this Agreement pursuant to Section 7.1(c), Section 7.1(d),
Section 7.1(e), Section 7.1(f) or Section 7.1(h), the Company shall deliver to Parent a written notice stating that the Company is terminating this Agreement and setting forth a brief description of the basis on which the Company is terminating this Agreement.

        7.3 EFFECT OF TERMINATION. If this Agreement is terminated pursuant to
Section 7.1, all further obligations of the parties under this Agreement shall terminate; provided, however, that: (a) none of the Company, the Major Member, Parent or Merger Sub shall be relieved of any obligation or liability arising from any prior breach by such party of any provision of this Agreement; (b) the parties shall, in all events, remain bound by and continue to be subject to the provisions set forth in Section 9; and (c) the parties shall, in all events, remain bound by and continue to be subject to Section 4.10.

SECTION 8. INDEMNIFICATION, ETC.

        8.1 SURVIVAL OF REPRESENTATIONS, ETC.

            (a) The representations and warranties made by the Company and the Major Member in this Agreement (including the representations and warranties set forth in Section 2) shall survive the Closing and shall expire on the first anniversary of the Closing Date (the "Expiration Date"); provided, however, that if, at any time prior to the Expiration Date, any Parent Indemnitee (acting in good faith) delivers to the Major Member a written notice alleging the existence of an inaccuracy in or a breach of any of the representations or warranties made



                                      44.

by the Company or the Major Member (and setting forth in reasonable detail the basis for such Parent Indemnitee's belief that such an inaccuracy or breach may exist) and asserting a claim for recovery under Section 8.3 based on such alleged inaccuracy or breach, then the claim asserted in such notice shall survive the Expiration Date until such time as such claim is fully and finally resolved.

            (b) The representations and warranties made by Parent and Merger Sub in this Agreement (including the representations and warranties made in Section
3) shall survive the Closing and shall expire on the Expiration Date; provided, however, that if at any time prior to the Expiration Date, any Company Indemnitee (acting in good faith) delivers to Parent a written notice alleging the existence of an inaccuracy in or a breach of any of the representations or warranties made by Parent or Merger Sub (and setting forth in reasonable detail the basis for such Company Indemnitee's belief that such an inaccuracy or breach may exist) and asserting a claim for recovery under Section 8.3 based on such alleged inaccuracy or breach, then the claim asserted in such notice shall survive the Expiration Date until such time as such claim is fully and finally resolved.

            (c) The representations, warranties, covenants and obligations of the Company and the Major Member, and the rights and remedies that may be exercised by the Parent Indemnitees, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of, any of the Parent Indemnitees or any of their Representatives. The representations, warranties, covenants and obligations of Parent and Merger Sub, and the rights and remedies that may be exercised by the Company Indemnitees, shall not be limited or otherwise affected by or as a result of any information furnished to, or any investigation made by or knowledge of, any of the Company Indemnitees or any of their Representatives.

        8.2 INDEMNIFICATION BY THE MAJOR MEMBER.

            (a) From and after the Effective Time (but subject to Section 8.1(a) and Section 8.4), the Major Member shall hold harmless and indemnify each of the Parent Indemnitees from and against, and shall compensate and reimburse each of the Parent Indemnitees for, any Damages which are directly or indirectly suffered or incurred by any of the Parent Indemnitees or to which any of the Parent Indemnitees may otherwise become subject (regardless of whether or not such Damages relate to any third party claim) and which arise from or as a result of, or are directly or indirectly connected with: (i) any inaccuracy in or breach of any representation or warranty made by the Company or the Major Member in this Agreement (without giving effect to any "Material Adverse Effect" or other materiality qualification or any similar qualification contained or incorporated directly or indirectly in such representation or warranty); (ii) any inaccuracy in or breach of any representation or warranty made by the Company or the Major Member in this Agreement (without giving effect to any "Material Adverse Effect" or other materiality qualification or any similar qualification contained or incorporated directly or indirectly in such representation or warranty, and without giving effect to any update to the Company Disclosure Schedule delivered by the Company to Parent prior to the Closing) as if such representation or warranty were made on and as of the Closing Date; (iii) any breach of any covenant or obligation of the Company or the Major Member (including the covenants of the Company and the Major Member set forth in Section 4); or (iv) any Legal



                                      45.

Proceeding relating to any inaccuracy or breach of the type referred to in clause "(i)," "(ii)" or "(iii)" above (including any Legal Proceeding commenced by any Parent Indemnitee for the purpose of enforcing any of its rights under this Section 8).

            (b) The Major Member acknowledges and agrees that, if the Surviving Entity suffers, incurs or otherwise becomes subject to any Damages as a result of or in connection with any inaccuracy in or breach of any representation, warranty, covenant or obligation of the Company or the Major Member, then (without limiting any of the rights of the Surviving Entity as a Parent Indemnitee) Parent shall also be deemed, by virtue of its ownership of the stock of the Surviving Entity, to have incurred Damages as a result of and in connection with such inaccuracy or breach.

        8.3 INDEMNIFICATION BY PARENT. From and after the Effective Time (but subject to Section 8.1(a) and Section 8.4), Parent shall hold harmless and indemnify each of the Company Indemnitees from and against, and shall compensate and reimburse each of the Company Indemnitees for, any Damages which are directly or indirectly suffered or incurred by any of the Company Indemnitees or to which any of the Company Indemnitees may otherwise become subject (regardless of whether or not such Damages relate to any third party claim) and which arise from or as a result of, or are directly or indirectly connected with: (i) any inaccuracy in or breach of any representation or warranty made by Parent or Merger Sub in this Agreement (without giving effect to any "Material Adverse Effect" or other materiality qualification or any similar qualification contained or incorporated directly or indirectly in such representation or warranty); (ii) any inaccuracy in or breach of any representation or warranty made by Parent or Merger Sub in this Agreement (without giving effect to any "Material Adverse Effect" or other materiality qualification or any similar qualification contained or incorporated directly or indirectly in such representation or warranty, and without giving effect to any update to the Parent Disclosure Schedule delivered by Parent to the Company prior to the Closing) as if such representation or warranty were made on and as of the Closing Date; (iii) any breach of any covenant or obligation of Parent or Merger Sub (including the covenants of Parent or Merger Sub set forth in Section 4); or
(iv) any Legal Proceeding relating to any inaccuracy or breach of the type referred to in clause "(i)," "(ii)" or "(iii)" above (including any Legal Proceeding commenced by any Parent Indemnitee for the purpose of enforcing any of its rights under this Section 8).

        8.4 NO CONTRIBUTION. The Major Member waives, and acknowledges and agrees that it shall not have and shall not exercise or assert (or attempt to exercise or assert), any right of contribution, right of indemnity or other right or remedy against the Surviving Entity in connection with any indemnification obligation or any other liability to which the Major Member may become subject under or in connection with this Agreement.

        8.5 THRESHOLD. Neither Parent nor the Major Member shall be required to make any indemnification payment pursuant to Section 8.2(a) or Section 8.3, as applicable, for any inaccuracy in or breach of any of the Company's or the Major Member's or Parent's or Merger Sub's representations or warranties set forth in
Section 2 or Section 3, as the case may be, or the noncompliance by Parent or Merger Sub or by the Company or the Major Member of their respective covenants until such time as the total amount of all Damages (including the Damages arising from such inaccuracy, breach or noncompliance and all other Damages arising from any



                                      46.

other inaccuracies in or breaches of any representations or warranties or other acts of noncompliance with covenants) that have been directly or indirectly suffered or incurred by any one or more of the Parent Indemnitees or Company Indemnitees, as the case may be, or to which any one or more of the Parent Indemnitees or Company Indemnitees, as the case may be, has or have otherwise become subject, exceeds Two Hundred Fifty Thousand Dollars ($250,000.00) in the aggregate (the "Threshold Amount"). If the total amount of such Damages exceeds the Threshold Amount, then the Parent Indemnitees or Company Indemnitees, as the case may be, shall be entitled to be indemnified against and compensated and reimbursed only for the portion of such Damages that exceed the Threshold Amount.

        8.6 DEFENSE OF THIRD PARTY CLAIMS BROUGHT AGAINST PARENT, ETC.

            (a) In the event of the assertion or commencement by any Person of any claim or Legal Proceeding (whether against the Surviving Entity, against Parent or against any other Person) with respect to which the Major Member may become obligated to hold harmless, indemnify, compensate or reimburse any Parent Indemnitee pursuant to this Section 8, Major Member shall have the right, at its election, to assume the defense of such claim or Legal Proceeding. All expenses incurred by the Major Member in defending such claim or Legal Proceeding shall be borne by the Major Member. If the Major Member so elects to assume the defense of any such claim or Legal Proceeding:

                (i) the Major Member shall proceed to defend such claim or Legal Proceeding in a diligent manner with counsel reasonably satisfactory to Parent;

                (ii) the Major Member shall keep Parent informed of all material developments and events relating to such claim or Legal Proceeding;

                (iii) Parent shall have the right to participate in the defense of such claim or Legal Proceeding, at its own expense; and

                (iv) the Major Member shall not settle, adjust or compromise such claim or Legal Proceeding without the prior written consent of Parent, which will not be unreasonably withheld.

            (b) If the Major Member does not elect to assume the defense of any such claim or Legal Proceeding, Parent may proceed with the defense of such claim or Legal Proceeding on its own, with counsel selected by Parent and reasonably satisfactory to the Major Member. If Parent so proceeds with the defense of any such claim or Legal Proceeding:

               (i) all reasonable expenses relating to the defense of such claim or Legal Proceeding shall be borne by the Major Member;

               (ii) the Major Member shall make available to Parent any documents and materials in its possession or control that may be necessary to the defense of such claim or Legal Proceeding; and



                                      47.

               (iii) Parent shall have the right to settle, adjust or compromise such claim or Legal Proceeding with the consent of the Major Member; provided, however, that such consent shall not be unreasonably withheld.

            (c) Parent shall give the Major Member prompt notice of the commencement of any such Legal Proceeding against Parent or the Surviving Entity; provided, however, that any failure on the part of Parent to so notify the Major Member shall not limit any of the obligations of the Major Member under this Section 8 (except to the extent such failure materially prejudices the defense of such Legal Proceeding).

        8.7 DEFENSE OF THIRD PARTY CLAIMS BROUGHT AGAINST THE MAJOR MEMBER, ETC.

            (a) In the event of the assertion or commencement by any Person of any claim or Legal Proceeding (whether against the Major Member or against any other Person) with respect to which Parent may become obligated to hold harmless, indemnify, compensate or reimburse any Company Indemnitee pursuant to this Section 8, Parent shall have the right, at its election, to assume the defense of such claim or Legal Proceeding. All expenses incurred by Parent in defending such claim or Legal Proceeding shall be borne by Parent. If Parent so elects to assume the defense of any such claim or Legal Proceeding:

                (i) Parent shall proceed to defend such claim or Legal Proceeding in a diligent manner with counsel reasonably satisfactory to the Major Member;

                (ii) Parent shall keep the Major Member informed of all material developments and events relating to such claim or Legal Proceeding;

                (iii) the Major Member shall have the right to participate in the defense of such claim or Legal Proceeding, at its own expense; and

                (iv) Parent shall not settle, adjust or compromise such claim or Legal Proceeding without the prior written consent of the Major Member, which consent will not be unreasonably withheld.

            (b) If Parent does not elect to assume the defense of any such claim or Legal Proceeding, the Major Member may proceed with the defense of such claim or Legal Proceeding on its own, with counsel selected by the Major Member and reasonably satisfactory to Parent. If the Major Member so proceeds with the defense of any such claim or Legal Proceeding:

                (i) all reasonable expenses relating to the defense of such claim or Legal Proceeding shall be borne by Parent;

                (ii) Parent shall make available to the Major Member any documents and materials in its possession or control that may be necessary to the defense of such claim or Legal Proceeding; and

                (iii) the Major Member shall have the right to settle, adjust or compromise such claim or Legal Proceeding with the consent of Parent; provided, however, that such consent shall not be unreasonably withheld.



                                      48.

            (c) The Major Member shall give Parent prompt notice of the commencement of any such Legal Proceeding against the Major Member or any other Company Indemnitee; provided, however, that any failure on the part of the Major Member to so notify Parent shall not limit any of the obligations of Parent under this Section 8 (except to the extent such failure materially prejudices the defense of such Legal Proceeding).

        8.8 EXERCISE OF REMEDIES BY INDEMNITEES OTHER THAN PARENT OR MAJOR MEMBER. No Parent Indemnitee (other than Parent or any successor thereto or assign thereof) shall be permitted to assert any indemnification claim or exercise any other remedy under this Agreement unless Parent (or any successor thereto or assign thereof), shall have consented to the assertion of such indemnification claim or the exercise of such other remedy. No Company Indemnitee (other than the Major Member or any successor thereto or assign thereof) shall be permitted to assert any indemnification claim or exercise any other remedy under this Agreement unless the Major Member (or any successor thereto or assign thereof), shall have consented to the assertion of such indemnification claim or the exercise of such other remedy.

SECTION 9. MISCELLANEOUS PROVISIONS

        9.1 FURTHER ASSURANCES. Each party hereto shall execute and cause to be delivered to each other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request (prior to, at or after the Closing) for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

        9.2 FEES AND EXPENSES. Each party to this Agreement shall bear and pay all fees, costs and expenses (including legal fees and accounting fees) that have been incurred or that are incurred by such party in connection with the transactions contemplated by this Agreement, including all fees, costs and expenses incurred by such party in connection with or by virtue of (a) the investigation and review conducted by Parent and its Representatives with respect to the Company's business (and the furnishing of information to Parent and its Representatives in connection with such investigation and review), (b) the negotiation, preparation and review of this Agreement (including the Disclosure Schedules) and all agreements, certificates, opinions and other instruments and documents delivered or to be delivered in connection with the transactions contemplated by this Agreement, (c) the preparation and submission of any filing or notice required to be made or given in connection with any of the transactions contemplated by this Agreement, and the obtaining of any Consent required to be obtained in connection with any of such transactions, and
(d) the consummation of the Merger; provided, however, that, to the extent the total amount of all such fees, costs and expenses incurred by or for the benefit of the Company (including all such fees, costs and expenses incurred prior to the date of this Agreement) exceeds Six Million Dollars ($6,000,000.00) in the aggregate, such fees, costs and expenses shall be borne and paid by the Major Member and not by the Company.

        9.3 ATTORNEYS' FEES. If any action or proceeding relating to this Agreement or the enforcement of any provision of this Agreement is brought against any party hereto, the prevailing party shall be entitled to recover reasonable attorneys' fees, costs and disbursements (in addition to any other relief to which the prevailing party may be entitled).




                                      49.

        9.4 NOTICES. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

               IF TO PARENT:

               medibuy.com, Inc.
               Attn: Chief Financial Officer
               10120 Pacific Heights Boulevard, Suite 100
               San Diego, CA  92121
               Telephone Number:  (858) 587-7200
               Facsimile:  (858) 587-7217

               WITH A COPY TO (WHICH SHALL NOT CONSTITUTE NOTICE):

               Cooley Godward LLP
               Attn: Jeremy D. Glaser, Esq.
               4365 Executive Drive, Suite 1100
               San Diego, CA  92121-2128
               Telephone Number:  (858) 550-6000
               Facsimile:  (858) 453-3555

               IF TO THE COMPANY:


               Premier Health Exchange, LLC
               Attn: Chief Executive Officer
               12225 El Camino Real
               San Diego, CA 92130
               Telephone Number:  (858) 481-2727
               Facsimile: (858) 481-8919

               WITH A COPY TO (WHICH SHALL NOT CONSTITUTE NOTICE):

               Paul, Hastings, Janofsky & Walker LLP
               Attn: Robert A. Miller, Esq.
               555 South Flower Street, 23rd Floor
               Los Angeles, CA  90071
               Telephone Number:  (213) 683-6000
               Facsimile:  (213) 627-0705

                                      50.

               IF TO THE MAJOR MEMBER:

               Premier Purchasing Partners, L.P.
               C/O Premier Plans, Inc.
               Attn: General Counsel
               12225 El Camino Real
               San Diego, CA 92130
               Telephone Number:  (858) 481-2727
               Facsimile: (858) 481-8919

        9.5 CONFIDENTIALITY. Without limiting the generality of anything contained in Section 4.10, on and at all times after the Closing Date, the each party hereto shall keep confidential, and shall not use or disclose to any other Person, any nonpublic document or other non-public information in such party's possession that relates to the business of the Company or Parent; provided, however, that the Company and the Major Member consent to the filing by Parent of this Agreement and the Outsourcing Agreement with the SEC in connection with the filing of Parent's Form S-4 Registration Statement and/or Form S-1 Registration Statement so long as Parent seeks confidential treatment of certain agreed upon terms and conditions of the e-Commerce Agreement; and provided further that any description of the e-Commerce Agreement, or any redacted version of the e-Commerce Agreement, intended to be filed or attached to any publicly filed document by Parent shall be submitted to the Company for review and input prior to filing.

        9.6 TIME OF THE ESSENCE. Time is of the essence of this Agreement.

        9.7 HEADINGS. The underlined headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

        9.8 COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

        9.9 GOVERNING LAW. Except with respect to the effect of the Merger, which shall be governed by Delaware law, this Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California (without giving effect to principles of conflicts of laws).

        9.10 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon: the Company and its successors and assigns (if any); the Major Member and its successors and assigns (if any); Parent and its successors and assigns (if any); and Merger Sub and its successors and assigns (if any). This Agreement shall inure to the benefit of: the Company; the Major Member; Parent; Merger Sub; the other Parent Indemnitees and Company Indemnitee (subject to Section 8.7); and the respective successors and assigns (if any) of the foregoing. Notwithstanding anything herein to the contrary, the provisions of Section 4.19 shall only be assignable to the extent Section 7.1 of the Outsourcing Agreement is assignable.



                                      51.

        9.11 REMEDIES CUMULATIVE; SPECIFIC PERFORMANCE. The rights and remedies of the parties hereto shall be cumulative (and not alternative). The parties to this Agreement agree that, in the event of any breach or threatened breach by any party to this Agreement of any covenant, obligation or other provision set forth in this Agreement for the benefit of any other party to this Agreement, such other party shall be entitled (in addition to any other remedy that may be available to it) to (a) a decree or order of specific performance or mandamus to enforce the observance and performance of such covenant, obligation or other provision, and (b) an injunction restraining such breach or threatened breach.

        9.12 WAIVER.

            (a) No failure on the part of any Person to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any Person in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy.

            (b) No Person shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such Person; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

        9.13 AMENDMENTS. This Agreement may not be amended, modified, altered or supplemented other than by means of a written instrument duly executed and delivered on behalf of all of the parties hereto.

        9.14 SEVERABILITY. In the event that any provision of this Agreement, or the application of any such provision to any Person or set of circumstances, shall be determined to be invalid, unlawful, void or unenforceable to any extent, the remainder of this Agreement, and the application of such provision to Persons or circumstances other than those as to which it is determined to be invalid, unlawful, void or unenforceable, shall not be impaired or otherwise affected and shall continue to be valid and enforceable to the fullest extent permitted by law.

        9.15 PARTIES IN INTEREST. Except for the provisions of Sections 1.6, 4.13, 4.15 and 8, none of the provisions of this Agreement is intended to provide any rights or remedies to any Person other than the parties hereto and their respective successors and permitted assigns (if any).

        9.16 ENTIRE AGREEMENT. This Agreement and the other agreements referred to herein set forth the entire understanding of the parties hereto relating to the subject matter hereof and thereof and supersede all prior agreements and understandings among or between any of the parties relating to the subject matter hereof and thereof.



                                      52.

        9.17 CONSTRUCTION.

            (a) For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include the masculine and feminine genders.

            (b) The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

            (c) As used in this Agreement, the words "include" and "including," and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words "without limitation."

            (d) Except as otherwise indicated, all references in this Agreement to "Sections" and "Exhibits" are intended to refer to Sections of this Agreement and Exhibits to this Agreement.

                     [THIS SPACE INTENTIONALLY LEFT BLANK.]



                                      53.

        The parties hereto have caused this Agreement to be executed and delivered as of the date first set forth above.

                                     MEDIBUY.COM, INC.,
                                     a Delaware corporation.


                                     By: /s/ DENNIS MURPHY
                                        ----------------------------------------
                                            Name: Dennis Murphy
                                            Title: CEO


                                     SAPPHIRE ACQUISITION CORP.,
                                     a Delaware corporation.


                                     By: /s/ DENNIS MURPHY
                                        ----------------------------------------
                                            Name: Dennis Murphy
                                            Title: CEO


                                     PREMIER HEALTH EXCHANGE LLC,
                                     a Delaware limited liability
                                     company.


                                     By: /s/ DAVID MAWHINNEY
                                        ----------------------------------------
                                            Name: David Mawhinney
                                            Title: President


                                     PREMIER PURCHASING PARTNERS, L.P.
                                     BY:  PREMIER PLANS, INC.
                                          Its General Partner


                                     By: /s/ RICHARD A. NORLINO
                                        ----------------------------------------
                                            Name: Richard A. Norlino
                                            Title: President & CEO


                                     Solely for the Purposes of Section 4.19:

                                     PREMIER, INC.

                                     By: /s/ BARRY BAILEY
                                        ----------------------------------------
                                            Name: Barry Bailey
                                            Title: Chief Financial Officer


                 SIGNATURE PAGE TO AGREEMENT AND PLAN OF MERGER

                                    EXHIBIT A

                                   DEFINITIONS

        For purposes of the Agreement the following terms shall have the meanings specified below:

        AGREEMENT. "Agreement" shall mean this Agreement and Plan of Merger (including the Company Disclosure Schedule and the Parent Disclosure Schedule), as it may be amended from time to time.

        COMPANY ACQUISITION TRANSACTION. "Company Acquisition Transaction" shall mean any transaction involving:

               (a) the sale, license, disposition or acquisition of all or a material portion of the business or assets of the Company or any direct or indirect subsidiary or division of the Company;

               (b) except for the issuance of the Company Common Membership Units set forth on Part 4.2(d) of the Company Disclosure Schedule, the issuance, grant, disposition or acquisition of (A) any Company Common Membership Units or other security of the Company or other ownership interest in the Company, (B) any option, call, warrant or right (whether or not immediately exercisable) to acquire any Company Common Membership Units or other security of the Company or other ownership interest in the Company; or (C) any security, instrument or obligation that is or may become convertible into or exchangeable for any Company Common Membership Units or other security of the Company or other ownership interest in the Company; or

               (c) any merger, consolidation, business combination, share or other security exchange, reorganization or similar transaction involving the Company;

        COMPANY COMMON MEMBERSHIP UNITS. "Company Common Membership Units" shall mean the certificated membership units of the Company representing a Person's interest in the profits or losses of the Company.

        COMPANY CONTRACT. "Company Contract" shall mean any Contract: (a) to which the Company is a party; (b) by which the Company or any of its assets is or may become bound or under which the Company has, or may become subject to, any obligation; or (c) under which the Company has or may acquire any right or interest.

        COMPANY DISCLOSURE SCHEDULE. "Company Disclosure Schedule" shall mean the schedule (dated as of the date of the Agreement) delivered to Parent on behalf of the Company.

        COMPANY INDEMNITEES. "Company Indemnitees" shall mean the following
Persons: (i) the Company, (ii) the Company's current and future affiliates,
(iii) the respective Representatives of the Persons referred to in clauses (i) and "(ii)", and (iv) the respective successors and assigns of the Persons referred to in clauses "(i)", "(ii)", and "(iii)".




                                      A-1.

        COMPANY MATERIAL ADVERSE EFFECT. A matter will be deemed to have a "Company Material Adverse Effect" if such matter would have a material adverse effect on the Company's business, condition, assets, liabilities, operations, financial performance or prospects, taken as a whole.

        COMPANY PROPRIETARY ASSET. "Company Proprietary Asset" shall mean any Proprietary Asset owned by or licensed to the Company or otherwise used by the Company.

        CONSENT. "Consent" shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

        CONTRACT. "Contract" shall mean any written or oral agreement, contract, subcontract, lease, understanding, instrument, note, warranty, insurance policy, benefit plan or legally binding commitment.

        DAMAGES. "Damages" shall include any loss, damage, liability, claim, demand, settlement, judgment, award, fine, penalty, Tax, fee (including reasonable attorneys' fees), charge, cost (including costs of investigation) or expense of any nature.

        ENCUMBRANCE. "Encumbrance" shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, infringement, option, right of first refusal, preemptive right, community property interest or restriction of any nature (including any restriction on the voting of any security, any restriction on the transfer of any security or other asset, any restriction on the receipt of any income derived from any asset, any restriction on the use of any asset and any restriction on the possession, exercise or transfer of any other attribute of ownership of any asset).

        ENTITY. "Entity" shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any limited liability company or joint stock company), firm or other enterprise, association, organization or entity.

        ENVIRONMENTAL LAW. "Environmental Law" shall mean any federal, state, local or foreign Legal Requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any law or regulation relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

        EXCHANGE ACT. "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        GOVERNMENTAL AUTHORIZATION. "Governmental Authorization" shall mean any:
(a) permit, license, certificate, franchise, permission, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement; or (b) right under any Contract with any Governmental Body.



                                      A-2.

        GOVERNMENTAL BODY. "Governmental Body" shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal, foreign or other government; or (c) governmental authority of any nature (including any governmental division, department, agency, commission, instrumentality, official, organization, unit, body or Entity and any court or other tribunal).

        HSR ACT. "HSR Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

        LEGAL PROCEEDING. "Legal Proceeding" shall mean any action, suit, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

        LEGAL REQUIREMENT. "Legal Requirement" shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body.

        MATERIALS OF ENVIRONMENTAL CONCERN. "Materials of Environmental Concern" include chemicals, pollutants, contaminants, wastes, toxic substances, petroleum and petroleum products and any other substance that is now or hereafter regulated by any Environmental Law or that is otherwise a danger to health, reproduction or the environment.

        PARENT ACQUISITION TRANSACTION. "Parent Acquisition Transaction" shall mean any transaction involving:

               (a) the sale, license, disposition or acquisition of all or a material portion of the business or assets of Parent or any direct or indirect subsidiary or division of Parent;

               (b) except as set forth below, the issuance, grant, disposition or acquisition of (A) any capital stock or other equity security of Parent or any direct or indirect subsidiary of Parent, (B) any option, call, warrant or right (whether or not immediately exercisable) to acquire any capital stock or other equity security of Parent or any direct or indirect subsidiary of Parent, or (C) any security, instrument or obligation that is or may become convertible into or exchangeable for any capital stock or other equity security of Parent or any direct or indirect subsidiary of Parent; or

               (c) any merger, consolidation, business combination, share exchange, reorganization or similar transaction involving Parent or any direct or indirect subsidiary of Parent;

provided, however, that (A) the grant of stock options by Parent to its officers, directors, employees and consultants in the ordinary course of business will not be deemed to be a "Parent Acquisition Transaction" if such grant is made pursuant to Parent's existing stock option plans and is consistent with Parent's past practices, (B) the issuance of stock and/or warrants (provided



                                      A-3.

that such stock and/or warrants do not exceed ten percent (10%) of Parent's outstanding capital stock) pursuant to strategic arrangements with third parties will not be deemed to be a "Parent Acquisition Transaction," provided that Parent provides to the Company not less than two (2) business days notice prior to entering into such strategic arrangements, and (C) Parent's initial public offering of Parent Common Stock will not be deemed to be a "Parent Acquisition Transaction".

        PARENT COMMON STOCK. "Parent Common Stock" shall mean the common stock, $.001 par value per share, of Parent.

        PARENT CONTRACT: "Parent Contract" shall mean any Contract: (a) to which Parent is a party; (b) by which Parent or any of its assets is or may become bound or under Parent has, or may become subject to, any obligation; or (c) under which Parent has or may acquire any right or interest.

        PARENT DISCLOSURE SCHEDULE. "Parent Disclosure Schedule" shall mean the schedule (dated as of the date of the Agreement) delivered to the Company on behalf of Parent and Merger Sub.

        PARENT INDEMNITEES. "Parent Indemnitees" shall mean the following
Persons: (i) Parent, (ii) Parent's current and future affiliates, (iii) the respective Representatives of the Persons referred to in clauses (i) and "(ii)", and (iv) the respective successors and assigns of the Persons referred to in clauses "(i)", "(ii)", and "(iii)"; provided, however, that no members of the Company shall be deemed to be a Parent Indemnitee.

        PARENT MATERIAL ADVERSE EFFECT. A matter will be deemed to have a "Parent Material Adverse Effect" if such matter would have a material adverse effect on Parent's business, condition, assets, liabilities, operations, financial performance or prospects, taken as a whole.

        PARENT PROPRIETARY ASSET: "Parent Proprietary Asset" shall mean any Proprietary Asset owned by or licensed to Parent or otherwise used by Parent.

        PERSON. "Person" shall mean any individual, Entity or Governmental Body.

        PROPRIETARY ASSET. "Proprietary Asset" shall mean any: (a) patent, patent application, trademark (whether registered or unregistered), trademark application, trade name, fictitious business name, service mark (whether registered or unregistered), service mark application, copyright (whether registered or unregistered), copyright application, maskwork, maskwork application, trade secret, know-how, customer list, franchise, system, computer software, computer program, invention, design, blueprint, engineering drawing, proprietary product, technology, proprietary right or other intellectual property right or intangible asset; or (b) right to use or exploit any of the foregoing.

        REPRESENTATIVES. "Representatives" of any specified Person shall mean the officers, directors, employees, agents, attorneys, accountants, advisors and representatives of such Person.

        SEC. "SEC" shall mean the United States Securities and Exchange Commission.



                                      A-4.

        SECURITIES ACT. "Securities Act" shall mean the Securities Act of 1933, as amended.

        TAX. "Tax" shall mean any tax (including any income tax, franchise tax, capital gains tax, gross receipts tax, value-added tax, surtax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff, duty (including any customs duty), deficiency or fee, and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

        TAX RETURN. "Tax Return" shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.




                                      A-5.

                                    EXHIBIT B

                       MANAGEMENT OF THE SURVIVING ENTITY
                             AND PARENT POST-CLOSING


Directors of Parent Post-Closing:

Dennis Murphy

Annie Lamont

Mark Stevens

Doug Allred

John Stevens

Richard Norling

Bill Mayer

Three additional persons to be designated by the Company prior to Closing

One additional person to be designated by Consorta



Members of the Audit Committee of the Board of Directors of Parent:



To be determined by mutual agreement of the parties prior to closing, but will be constituted of an equal number of designees of Parent and designees of the Company



Members of the Compensation Committee of the Board of Directors of Parent:



To be determined by mutual agreement of the parties prior to closing, but will be constituted of an equal number of designees of Parent and designees of the Company



Members of the Management Committee of the Surviving Entity:


Dennis Murphy

Norman Farquhar

                                    EXHIBIT C

                        FORM OF PARENT SUBSTITUTED OPTION

                                    EXHIBIT D

                FORM OF LOCK-UP AND REGISTRATION RIGHTS AGREEMENT

                                   EXHIBIT E

                        FORM OF INDEMNIFICATION AGREEMENT

                                    EXHIBIT F

                  FORM OF PAUL, HASTINGS, JANOFSKY & WALKER LLP
                                  LEGAL OPINION

                                    EXHIBIT G

                          IDENTIFIED COMPANY EMPLOYEES


[Reserved]

                                    EXHIBIT H

                    FORM OF COOLEY GODWARD LLP LEGAL OPINION

                                    EXHIBIT I

                        PARENT CAPITALIZATION AT CLOSING


As of immediately prior to the Closing, the outstanding capital stock and other outstanding securities of Parent shall be as follows(1):


Common Stock          20,564,522

Stock Options          4,910,935

Warrants                 689,984

             TOTAL    26,165,441(2)

----------

(1) To the extent that options or warrants to purchase shares of Parent Common Stock are exercised during the Pre-Closing Period, the number of shares of Common Stock will increase and the number or stock options and/or warrants will decrease on a one-for-one basis; provided that the "Total" shall in any event remain 26,165,441.

(2) In addition to the foregoing, Parent and the Company have agreed that, prior to the Closing, Parent shall issue warrants to purchase up to one hundred fifty thousand (150,000) shares of Parent Common Stock (as calculated prior to the stock split of Parent's Common Stock contemplated in connection with Parent's IPO and determined prior to the consummation of Parent's IPO) and up to two hundred thousand (200,000) shares of Parent Common Stock (as calculated after the stock split of Parent's Common Stock contemplated in connection with Parent's IPO and determined after the consummation of Parent's IPO). The Exchange Ratio set forth in Section 1.5(b) of the Merger Agreement shall remain unchanged and shall not be affected by the issuance of the warrants contemplated by this footnote (2).

                                    EXHIBIT J

                        COMPANY CAPITALIZATION AT CLOSING


As of immediately prior to the Closing, the outstanding capitalization of the Company shall be as follows:


Company Common Membership Units             66,875,000

Company Options                              4,180,625

Company Warrants                            16,435,068

                      TOTAL                 87,490,693

                 FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER

        This FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER (the "Amendment") is dated as of March 15, 2000 (the "Amendment Date"), and is entered into by and among medibuy.com, Inc., a Delaware corporation ("Parent"), Sapphire Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Parent ("Merger Sub"), Premier Health Exchange LLC, a Delaware limited liability company (the "Company"), Premier Purchasing Partners, L.P., a California limited partnership ("Major Member") and Premier, Inc., a Delaware corporation ("Premier").

                                    RECITALS

        WHEREAS, Parent, Merger Sub, the Company, Major Member and Premier are parties to that certain Agreement and Plan of Merger dated as of March 6, 2000 (the "Merger Agreement") whereby, among other things, Merger Sub shall be merged with and into the Company.

        WHEREAS, Parent, Merger Sub, the Company, Major Member and Premier wish to amend certain exhibits to the Merger Agreement and certain of the related Disclosure Schedules

                                   AGREEMENTS

        NOW THEREFORE, in consideration of the premises and mutual agreements and covenants set forth herein, and intending to be legally bound hereby, the parties hereto hereby agree as follows:


        SECTION 1. DEFINED TERMS. Capitalized terms used herein and not otherwise defined shall have the meanings given to such terms in the Merger Agreement.

        SECTION 2. AMENDMENT TO EXHIBIT B - MANAGEMENT OF THE SURVIVING ENTITY AND PARENT POST-CLOSING. Exhibit B to the Merger Agreement is hereby amended by deleting the last line under the heading of "Directors of Parent Post-Closing" which reads "One additional person to be designated by Consorta" and adding the sentence "One additional person to be designated by mutual agreement of Parent and the Company."

        SECTION 3. AMENDMENT TO EXHIBIT I - PARENT CAPITALIZATION AT CLOSING.
Exhibit I to the Merger Agreement is hereby amended by deleting it in its entirety and substituting in its place the following:


                                   "EXHIBIT I
                        PARENT CAPITALIZATION AT CLOSING

As of immediately prior to the Closing, the outstanding capital stock and other outstanding securities of Parent shall be as follows(1):


Common Stock          20,564,522

Stock Options          4,910,935


                                       1.

Warrants                 239,984

             TOTAL    25,715,441(2)


(1) To the extent that options or warrants to purchase shares of Parent Common Stock are exercised during the Pre-Closing Period, the number of shares of Common Stock will increase and the number or stock options and/or warrants will decrease on a one-for-one basis; provided that the "Total" shall in any event remain 25,715,441.

(2) In addition to the foregoing, Parent and the Company have agreed that, prior to the Closing, Parent shall issue warrants to purchase up to one hundred fifty thousand (150,000) shares of Parent Common Stock (as calculated prior to the stock split of Parent's Common Stock contemplated in connection with Parent's IPO and determined prior to the consummation of Parent's IPO) and up to two hundred thousand (200,000) shares of Parent Common Stock (as calculated after the stock split of Parent's Common Stock contemplated in connection with Parent's IPO and determined after the consummation of Parent's IPO). The Exchange Ratio set forth in Section 1.5(b) of the Merger Agreement shall remain unchanged and shall not be affected by the issuance of the warrants contemplated by this footnote (2)."

        SECTION 4. AMENDMENT TO EXHIBIT J - COMPANY CAPITALIZATION AT CLOSING. Exhibit J to the Merger Agreement is hereby amended by deleting it in its entirety and substituting in its place the following:

                                   "EXHIBIT J
                        COMPANY CAPITALIZATION AT CLOSING

As of immediately prior to the Closing, the outstanding capitalization of the Company shall be as follows:


Company Common Membership Units      66,875,000

Company Options                       4,180,625

Company Warrants                     14,930,381

                      TOTAL          85,986,006"


        SECTION 5. AMENDMENTS TO COMPANY DISCLOSURE SCHEDULES. The Company Disclosure Schedules shall be amended as follows:

               (a) The first sentence of Schedule 2.3(b)(ii) shall be amended to read in its entirety as follows: "The Company issued a warrant (the "Warrant"), dated March 1, 2000, to the Major Member to purchase up to an aggregate of 14,930,381 of Company Common Membership Units at an exercise price of $.01 per Common Membership Unit."

               (b) The second sentence of Schedule 2.9(a)(v) shall be amended to read in its entirety as follows: "The Company issued a warrant (the "Warrant"), dated March 1, 2000, to the Major Member to purchase up to an aggregate of 14,930,381 of Company Common Membership Units at an exercise price of $.01 per Common Membership Unit."


                                       2.

               (c) The second sentence of Schedule 4.2(d) shall be amended to read in its entirety as follows: "The Company issued a warrant (the "Warrant"), dated March 1, 2000, to the Major Member to purchase up to an aggregate of 14,930,381 of Company Common Membership Units at an exercise price of $.01 per Common Membership Unit."

        SECTION 6. EFFECT OF AMENDMENT. Except as and to the extent expressly modified by this Amendment, the Merger Agreement, the Exhibits thereto, the Company Disclosure Schedules and the Parent Disclosure Schedules shall remain in full force and effect in all respects. The terms of this Amendment shall be applied retroactively for purposes of Sections 5, 6 and 8 of the Merger Agreement, such that the Exhibits, the Company Disclosure Schedules and the Parent Disclosure Schedules shall be deemed to have read, as of March 6, 2000, as amended herein. In the event of a conflict between this Amendment and the Merger Agreement, the Exhibits thereto, the Company Disclosure Schedules or the Parent Disclosure Schedules, this Amendment shall govern.

        SECTION 7. COUNTERPARTS. This Amendment may be executed in several counterparts, each of which shall constitute an original and all of which, when taken together, shall constitute one agreement.

        SECTION 8. GOVERNING LAW. This Agreement shall be construed in accordance with, and governed in all respects by, the internal laws of the State of California (without giving effect to principles of conflicts of laws).


                [Remainder of this page intentionally left blank]


                                       3.

        The parties hereto have caused this Amendment to be executed and delivered as of the date set forth above.

                                MEDIBUY.COM, INC.,
                                a Delaware corporation.


                                By: /s/ NORMAN R. FARQUHAR
                                   ---------------------------------------------
                                       Name:  Norman R. Farquhar
                                       Title: Chief Financial Officer, Executive
                                              Vice President and Secretary



                                SAPPHIRE ACQUISITION CORP.,
                                a Delaware corporation.


                                By: /s/ NORMAN R. FARQUHAR
                                   ---------------------------------------------
                                       Name:  NORMAN R. FARQUHAR
                                       Title: Chief Financial Officer, Executive
                                              Vice President and Secretary

                                PREMIER HEALTH EXCHANGE LLC,
                                a Delaware limited liability
                                company.


                                By: /s/ ANN D. RHOADS
                                   ----------------------------------------
                                       Name:  Ann D. Rhoads
                                       Title:


                                PREMIER PURCHASING PARTNERS, L.P.
                                BY:  PREMIER PLANS, INC.
                                     Its General Partner


                                By: /s/ CRAIG MCKASSON
                                   ----------------------------------------
                                       Name:  Craig McKasson
                                       Title: Assistant Treasurer


                                PREMIER, INC.

                                By: /s/ JEFFREY W. MAYSENT
                                   ----------------------------------------
                                       Name:  Jeffrey W. Maysent
                                       Title: Secretary



                                       4.